AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 17, 2004

                                           REGISTRATION STATEMENT NO. 333-115539
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               SWISS MEDICA, INC.
-------------------------------------------------------------------------------
                 (Name of Small Business Issuer in Its Charter)

            DELAWARE                          3841                       98-0355519
  (State or other jurisdiction      (Primary Standard Industrial      (I.R.S. Employer
of incorporation or organization)    Classification Code Number)      Identification No.)


                           53 Yonge Street, 3rd Floor
                                Toronto, Ontario
                                 Canada, M5E 1JE
                                 (416) 483-0663
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices and principal place of business)


                               Raghunath Kilambi,
                             Chief Executive Officer
                               Swiss Medica, Inc.
                           53 Yonge Street, 3rd Floor
                                Toronto, Ontario
                                 Canada, M5E 1JE
                                 (416) 483-0663
--------------------------------------------------------------------------------
            (Name, address and telephone number of Agent for Service)

                                    Copy to:
                             Erick Richardson, Esq.
                             RICHARDSON & PATEL LLP
                       10900 Wilshire Boulevard, Suite 500
                          Los Angeles, California 90024
                                 (310) 208-1182

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                         CALCULATION OF REGISTRATION FEE
------------------------------------ ---------------------- ------------------------------ ---------------------------
 Title of each class of securities       Amount to be             Proposed maximum         Amount of registration fee
         to be registered                 Registered          aggregate offering price
------------------------------------ ---------------------- ------------------------------ ---------------------------
Class A Common Stock                      21,577,500               $5,610,150 (1)                   $710.81
------------------------------------ ---------------------- ------------------------------ ---------------------------
Class A Common Stock to be issued         15,133,750               $3,934,775 (2)                   $498.54
upon exercise of warrants at $0.16
and  $0.25 per share
------------------------------------ ---------------------- ------------------------------ ---------------------------
Class A Common Stock to be issued          7,906,250               $2,371,875 (2)                   $300.52
upon exercise of warrants
exercisable at $0.30 per share.
------------------------------------ ---------------------- ------------------------------ ---------------------------
Class A Common Stock to be issued          7,906,250               $3,162,500 (2)                   $400.69
upon exercise of warrants
exercisable at $0.40 per share.
------------------------------------ ---------------------- ------------------------------ ---------------------------
Total                                     52,523,750                 $15,079,300                   $1,910.56
------------------------------------ ---------------------- ------------------------------ ---------------------------


(1) Calculated in accordance with Rule 457(c) under the Securities Act on the basis of the average of the bid and ask prices of the common stock on May 11, 2004, as quoted on the Over-the Counter Electronic Bulletin Board.

(2) Calculated in accordance with Rule 457(g) under the Securities Act on the basis of the average of the bid and ask prices of the common stock on May 11, 2004, as quoted on the Over-the Counter Electronic Bulletin Board, if applicable.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                   SUBJECT TO COMPLETION, DATED MAY ___, 2004

                                   PROSPECTUS

                               SWISS MEDICA, INC.
                    52,523,750 SHARES OF CLASS A COMMON STOCK

      This prospectus covers the resale by selling stockholders of up to 52,523,750 shares of our Class A Common Stock, $0.001 par value, which include:

            o 4,165,000 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement dated as of February 18, 2004 ("February Purchase Agreement"),

            o 15,812,500 shares of Class A Common Stock issued pursuant to the Subscription Agreements dated as of March 31, 2004 ("March Purchase Agreement")

            o 4,165,000 shares of Class A Common Stock underlying the warrants issued in conjunction with the February Purchase Agreement, and

            o 26,781,250 shares of Class A Common Stock underlying warrants that were issued in conjunction with the March Purchase Agreement and

            o 1,600,000 shares of Class A Common Stock issued to persons in connection with capital provided.

      These securities will be offered for sale by the selling security holders identified in this prospectus in accordance with the terms described in the section of this prospectus entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the common stock by the selling security holders. Our common stock and the warrants are more fully described in the section of this prospectus entitled "Description of Securities."

      Our securities are not listed on any national securities exchange or the Nasdaq Stock Market. Our common stock is quoted on the Over-the-Counter Electronic Bulletin Board under the symbol "SWME". On May 10, 2004, the closing sale price of our common stock on the OTC Bulletin Board was $ 0.27 per share.

      AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD LOSING YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 8.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

      You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling security holders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

                  The date of this prospectus is May __, 2004.

      The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.


                                TABLE OF CONTENTS

Prospectus Summary..........................................................

Summary Information.........................................................

Risk Factors................................................................

Use of Proceeds.............................................................

Determination of Offering Price.............................................

Selling Security Holders....................................................

Plan of Distribution........................................................

Legal Proceedings...........................................................

Directors, Executive Officers, Promoters and Control Persons................

Security Ownership of Certain Beneficial Owners and Management..............

Description of Securities...................................................

Interest of Named Experts and Counsel.......................................

Description of Business.....................................................

Management's Discussion and Analysis of Financial Condition and
  Results of Operations.....................................................

Description of Property.....................................................

Certain Relationships and Related Transactions..............................

Market For Common Equity and Related Stockholder Matters....................

Executive Compensation......................................................

Summary Compensation Table..................................................

Financial Information.......................................................

Changes in and Disagreements with Accountants
  on Accounting and Financial Disclosure....................................

Reports to Security Holders.................................................

Where You Can Find More Information.........................................

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the "Risk Factors" section. Some of the statements contained in this prospectus, including statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Business," are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Actual results and future events may differ significantly based upon a number of factors. You should not put undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

      In this prospectus, we refer to Swiss Medica, Inc. and its subsidiaries as "we," "our," or the "Company."

OUR COMPANY

      We maintain our principal offices at 53 Yonge Street, 3rd Floor Toronto, Ontario. Our telephone number at that address is (416) 483-0663. Our website address is www.swissmedica.com.

      Strategic Financing (February)

      On February 18, 2004, we entered into a certain Securities Purchase Agreement, with two institutional investors. In this prospectus, we refer to the Securities Purchase Agreement, as amended, as the February Agreement. Pursuant to the February Agreement, we sold the two investors 3,000,000 shares of our common stock at $0.10 per share. The net proceeds from the sale of the common stock were used for working capital. We also sold 865,000 shares of our common stock to four individual investors also in February at $0.10 per share pursuant to a separate Stock Purchase Agreement. In connection with these transactions, we issued to these investors, warrants to purchase up to 3,865,000 shares of our common stock at an exercise price of $0.25 per share at any time or from time to time on or before February 18, 2006, as discussed further below. In this prospectus, we refer to these warrants as the February Warrants. In addition, Stern & Co. ("Stern") provided certain consulting services for which it received a fee of 300,000 shares of common stock and warrants to purchase up to 300,000 shares of our common stock at $0.25 per share at any time and from time to time on or before February 18, 2006. We may call the warrants to the institutional investors if the closing price for 5 consecutive trading days exceeds $2.00.

      The February Warrants contain a "cashless exercise" feature such that if there is no effective Registration Statement registering the resale of the shares issuable pursuant to the February Warrants (the "Warrant Shares"), the February Warrant may be exercised by means of a cashless exercise in which the Investors will be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B)(X)] by (A) where

      X= the number of Warrant Shares issuable upon exercise of the Warrants

      A= the closing price of a share of common stock on the date of exercise

      B= the exercise price

      The investors have contractually agreed that the February Warrants shall not be exercised to the extent such exercise would result in any of the Investors, together with its affiliates, beneficially owning in excess of 4.99% of the number of shares of our common stock outstanding at that time. The investors may cause this 4.99% limitation to expire by providing us 60 days advance notice of its intention to do so. This 4.99% limitation does not preclude exercise of the Warrants over time, so long as each investors' beneficial ownership of our common stock, together with its affiliates, does not exceed the limitation amount.

      In connection with this financing, we have contractually agreed with the institutional investors to file a registration statement covering the common stock sold in this financing and the Warrant Shares within 45 days following February 18, 2004, such that if we failed to file such registration statement in such time frame or to file a pre-effective amendment or otherwise respond in writing to comments made by the SEC within 15 trading days after the receipt of comments from the SEC, we would be subject to a monthly penalty payment of 2.0% of the aggregate purchase price, payable in cash for the first month and then common stock thereafter. We also agreed to provide a right of first refusal on future equity financing offerings and to limit the number of shares offered pursuant to such a registration statement.

      In March 2004, we decided to issue additional equity securities to other third party investors who conditioned their purchase on our agreement that we would register their securities. In exchange for the existing February institutional investors to agree to expand the registration to include such securities and to extend the deadline to file the registration statement, we issued to these stockholders warrants to purchase an additional 1.5 million shares of our common stock at $0.25 per share. The warrants expire on or before
(a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective.

      Strategic Financing (March)

      On March 31, 2004, we entered into separate Subscription Agreements with various institutional investors (the "March Investors"). In this prospectus, we refer to the Subscription Agreement, as amended, as the March Agreement. Pursuant to the March Agreement, we sold to the March Investors 15,625,000 shares of our Class A Common Stock and warrants for $2.5 million. The net proceeds from the sale of the common stock are being used primarily for working capital. In connection with this transaction, we issued to the March Investors, warrants to purchase up to 23,437,500 shares of our common stock. 7,812,500 of these warrants may be exercised at an exercise price of $0.25 per share at any time on or before (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, 7,812,250 shares of common stock may be exercised at an exercise price of $0.30 per share of common stock at any time on or before March 31, 2007, and 7,812,250 shares of common stock may be exercised at an exercise price of $0.40 per share of on or before March 31, 2007. Inglewood Holdings Ltd. ("Inglewood") served as placement agent for the transaction. In consideration for Inglewood's services, Inglewood received a fee of $250,000 and a warrant to purchase 1,562,500 shares of common stock at $0.16 per share, at any time on or before March 31, 2007. Inglewood will also receive a 10% commission on all cash proceeds we receive from exercise of the warrants by the March Investors. All warrants issued in connection with the March financing will be referred to as the "March Warrants."

      We may call any or all of the March Warrants if the closing price for 20 consecutive trading days exceeds 200% of the exercise price.

      The March Warrants also contain a "cashless exercise" feature substantially similar to the cashless exercise of the February Warrants.

      The March Investors have contractually agreed that the March Warrants shall not be exercised to the extent such exercise would result in any of the March Investors, together with its affiliates, beneficially owning in excess of 9.99% of the number of shares of our common stock outstanding at that time. The March Investors may cause this 9.99% limitation to expire by providing us 60 days advance notice of its intention to do so. This 9.99% limitation does not preclude exercise of the March Warrants over time, so long as each March Investors' beneficial ownership of our common stock, together with its affiliates, does not exceed the limitation amount.

      In connection with this financing, we have contractually agreed to file a registration statement covering the common stock sold in this financing and the Warrant Shares on or before May 15, 2004, and to cause the registration statement to be effective by July 29, 2004. Failure to file such registration statement in such time frame, to file a pre-effective amendment or otherwise respond in writing to comments made by the SEC within 15 trading days after the receipt of comments from the SEC, or to cause the registration statement to be effective by July 29, 2004, would subject us to a monthly cash penalty payment of 2.0% of the aggregate purchase price of the common stock and the purchase price of the exercised Warrants, and if the trading price is higher than the exercise price of the Warrant Shares, then the purchase price of the unexercised Warrants.

      Other Selling Security Holders

      We are also registering 1,600,000 shares of common stock issued to additional stockholders.

THE OFFERING

      We are registering up to 52,523,750 shares of our common stock for sale by the selling security holders identified in the section of this prospectus entitled "Selling Security Holders." The shares included in the table identifying the selling security holders include 21,577,500 shares of our issued common stock plus an additional 30,946,250 shares of common stock that have not yet been, but that may be, issued to designated selling security holders should they exercise their warrants. Information regarding our common stock and the warrants is included in the section of this prospectus entitled "Description of Securities."

                                  RISK FACTORS

      An investment in the common stock offered hereby involves a high degree of risk. In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating us and our business. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or our future performance. Do not place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this prospectus, including the matters set below and in our other SEC filings. These risks and uncertainties could cause our actual results to differ materially from those indicated in the forward-looking statements. We undertake no obligation to update or publicly announce revisions to any forward-looking statements to reflect future events or developments.

WE ARE A DEVELOPMENT STAGE COMPANY WITH A LIMITED OPERATING HISTORY.

We have been engaged in our current business for less than one year. Accordingly, we have a limited operating history and our operations are subject to all the risks inherent in a business enterprise with such a limited operating history, including limited capital, possible delays in the development and implementation of our business plan, uncertain markets, and the absence of an operating history. The likelihood that we will succeed must be considered in light of the problems, expenses, and delays frequently encountered in connection with the development of new businesses, as well as many other factors. There is no assurance that we will be able to develop successfully the business we are pursuing. We cannot be certain that our business will be successful or that we will generate significant revenues.

WE HAVE CAPITAL REQUIREMENTS AND WE WILL HAVE THE NEED FOR ADDITIONAL CAPITAL IN THE FUTURE.

We have been dependent primarily on private placements of our equity securities and shareholder loans to fund our operations. In the near term, we intend to focus on increasing our marketing efforts for our existing products. There can be no assurance that any such funding will be available to us when needed, on commercially reasonable terms, or at all. If we are unable to obtain additional financing if needed, we will likely be required to curtail our marketing and operating plans and possibly cease our operations. In addition, any additional equity financing may involve substantial dilution to our then-existing stockholders.

Our independent accountants have included an explanatory paragraph in our financial statements included in our public filings, which are incorporated by reference into this prospectus, stating that we have incurred operating losses in the last two years and that we are dependent on our management's ability to develop profitable operations, and that these factors, among others, may raise substantial doubt about our ability to continue as a going concern.

WE ARE SUBJECT TO GOVERNMENT REGULATIONS WHICH MAY HINDER OUR GROWTH.

In the United States, governmental agencies and extensive federal regulations regulate the manufacture, packaging, labeling, advertising, promotion, distribution and sale of our products. The Food and Drug Administration (FDA) regulates the safety and effectiveness of our products and the Federal Trade Commission (FTC) regulates how we advertise and market our products. O24 and any other products we may manufacture or sell in the future are also subject to regulation by, among other regulatory entities, the Consumer Product Safety Commission, the U.S. Department of Agriculture, and the Environmental Protection Agency. The laws, regulations and enforcement policies governing our products are relatively new and are still evolving, and we cannot predict what enforcement positions the FDA or other governmental agencies may take with respect to our products.

There are similar regulatory bodies and regulations in Canada, and other countries in which we may decide to market, sell and distribute our products. We cannot be certain that we comply or will comply with all laws and regulations in this area. Enforcement actions by any of these regulatory agencies can result in civil and criminal penalties, an injunction to stop or modify certain selling methods, seizure of products, adverse publicity or voluntary recalls and labeling changes. If any governmental agency were to undertake an enforcement action against us, this could cause an immediate decrease in our revenues, cause us to incur significant additional expenses and result in a decrease in our stock price.

WE MAY NEVER BECOME PROFITABLE.

We have incurred net operating losses in each fiscal quarter since we have been in business. We expect to continue to experience losses until the time, if ever, when we are able to sell products sufficient to generate revenues adequate to support our operations.

WE MAY NOT BE SUCCESSFUL IN ACQUIRING OR LICENSING NEW PRODUCTS.

We are currently seeking to license or acquire new products or companies with bioscience products, manufacturing or distribution capabilities consistent with our commercial objectives. There can be no assurance that we will be able to acquire such products. We may not be able to find and acquire additional bioscience products with demonstrative competitive advantages. We presently do not have the capital to make acquisitions. Accordingly, in the near term, any such acquisitions would most likely require that we issue stock in our company to effect acquisitions which would result in dilution to our shareholders.

WE HAVE RISKS ASSOCIATED WITH OUR DEPENDENCE ON THIRD PARTY MANUFACTURING.

We depend upon third parties to manufacture our products. The inability of a manufacturer to ship orders of our products in a timely manner, including as a result of local financial market disruption which could impair the ability of such manufacturers to finance their operations, or to meet quality standards, could cause us to miss the delivery date requirements of our customers for those items, which could result in cancellation of orders, refusal to accept deliveries or a reduction in purchase prices, any of which could have a material adverse effect on our financial condition and results of operations. We have no long-term formal arrangements with any of our third party manufacturers. Although we believe we could replace such manufacturers if necessary, without a material adverse effect on us, there can be no assurance that such manufacturers could be replaced in a timely manner, and the loss of such manufacturers could have a material adverse effect on our business, financial condition and results of operations.

THERE IS NO CERTAINTY AS TO THE POTENTIAL MARKET FOR OUR PRODUCTS.

We have not undertaken an independent analysis or survey of the market for our products. We believe that consumers are willing to expend large sums for the purchase of bioscience and herbal health products; however, there can be no assurance that our products and services have the commercial potential to succeed in these target markets.

WE ARE DEPENDENT ON OUR TRADEMARKS AND PATENTS.

The market for certain of our products will be, in part, dependent upon the goodwill engendered by our trademarks and trade names. Trademark protection is therefore material to a portion of our business. The failure to obtain trademark protection, or illegal use of any trademarks we may obtain, may have an adverse effect on our business, financial condition and operating results.

We own United States Patent Number 6,444,238 (issued September 3, 2002) which covers our O24 product, however, there is no assurance we will be able to obtain patent protection for any derivative uses of O24, or for any other products we may later acquire or develop. We also cannot assure that we will be able to obtain foreign patents to protect our products.

The failure to protect our patent, trademarks and trade names, may have a material adverse effect on our business, financial condition and operating results. Litigation may be required to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of proprietary rights of others. Any action we take to protect our intellectual property rights could be costly and could absorb significant management time and attention. In addition, as a result of any such litigation, we could lose any proprietary rights we have. If any of the foregoing occurs, we may be unable to execute on our business plan and you could lose your investment.

OUR EXECUTIVE OFFICERS AND DIRECTORS CONTROL A LARGE PERCENTAGE OF OUR COMMON STOCK, WHICH ALLOW THEM TO CONTROL MATTERS SUBMITTED TO STOCKHOLDERS FOR APPROVAL.

Our executive officers and directors (and their affiliates), in the aggregate, own approximately 15% of our outstanding common stock, and a substantial majority of our outstanding voting stock. There is currently an aggregate of 55,351,324 shares of Class A and 2,000,000 Class B Class A Common Stock outstanding. The holders of the Class A and Class B Common Stock vote together on all matters submitted to a shareholder vote. Raghunath Kilambi, our Chief Executive Officer, Chief Financial Officer and a director, owns 1,784,451 shares of our Class A Common Stock, and all shares of our Class B Common Stock. Each share of Class B Common Stock is entitled to fifty votes of Class A Common Stock. Therefore, Mr. Kilambi has the ability to decide the outcome of matters submitted to our stockholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and to control our management and affairs. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impede a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control, which in turn could have an adverse effect on the market price of our common stock.

WE NEED TO BUILD OUT OUR SALES AND MARKETING ORGANIZATION.

We are and shall continue marketing our existing products and future products that we may license or acquire either through the utilization of contract sales representatives and brokers, the establishment of our own sales force, strategic alliances and various other methods. We are in the early stages of developing such sales and marketing channels, and further development of those channels will require an investment of substantial amounts of capital which we currently do not possess and which we may never be able to access. Accordingly, despite our plans, we may be unable to substantially develop our own marketing channels.

WE MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS FOR OUR PRODUCTS.

Customers may sue us if any of our products sold to them injure the user. Liability claims could require us to spend significant time and money in litigation and pay significant damages. As a result, any of these claims, whether or not valid or successfully prosecuted, could have a substantial, adverse effect on our business and financial results. In addition, we currently have product liability insurance, however, the amount of damages awarded against us in such a lawsuit may exceed the policy limits.

WE DEPEND ON KEY PERSONNEL AND WILL REQUIRE ADDITIONAL SKILLED EMPLOYEES TO EXECUTE OUR GROWTH PLANS.

Our potential for success depends significantly on our executive officers, including, Raghunath Kilambi, our Chief Executive Officer and Chief Financial Officer, Grant Johnson, our President, and Greg Nuttall, our Executive Vice President, Strategy & Business Development. We do not carry key-man life insurance on any executive. Given the early stage of our development and our plans for rapid expansion, the loss of the services of any executive or the services of any other key employees we may hire in the future would have a substantial, adverse effect on our business. We believe that our future success will depend in large part on our ability to attract and retain highly skilled sales, marketing and management personnel. If we are unable to hire the necessary personnel, the development of our business would likely be delayed or prevented. Competition for these highly skilled employees is intense. As a result, we cannot assure you that we will be successful in retaining our key personnel or in attracting and retaining the personnel we require for expansion.

WE FACE SIGNIFICANT COMPETITION.

The market for health-related retail goods and services is characterized by intense competition. We believe that the principal competitive factors for companies in the industries in which we compete are:

      o     functionality;

      o     quality of merchandise;

      o     discounts and rewards;

      o     brand recognition;

      o     customer loyalty; and

      o     price.

Nearly all of our existing and potential competitors have longer operating histories, greater experience, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. Because of their greater resources, our competitors are able to undertake more extensive marketing campaigns for their brands and services, and make more attractive offers to potential employees, retail affiliates, and others. We cannot assure you that we will be able to compete successfully against our current or future competitors or that our business and financial results will not suffer from competition.

THE MARKET PRICE OF OUR COMMON STOCK MAY BE ADVERSELY AFFECTED IF TOO MUCH OF IT IS SOLD AT ONCE.

Sales of substantial amounts of our common stock in the public market could adversely affect the market price of the common stock. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

In addition, we often compensate consultants who provide services to the Company through the issuance to them of shares of publicly traded Class A Common Stock and other securities. The shares of Class A Common Stock are often registered under a Form S-8 Registration Statement that we filed with the SEC which allows the consultants to immediately sell such shares on the open market. The sale of those shares will likely adversely affect the market price of the Class A Common Stock.

OUR STOCK IS QUOTED ON THE OTC BULLETIN BOARD AND COULD BE SUBJECT TO EXTREME VOLATILITY.

Our common stock is currently quoted under the symbol "SWME" on the OTC Bulletin Board, which is often characterized by low trading volume. A large volume of stock being sold into the market at any one time could cause the stock to rapidly decline in price. In addition, we must comply with ongoing eligibility rules to ensure our common stock is not removed from the OTC Bulletin Board, which would have a material adverse effect on the liquidity and volatility of our common stock.

APPLICABILITY OF "PENNY STOCK RULES" TO BROKER-DEALER SALES OF OUR COMMON STOCK COULD HAVE A NEGATIVE EFFECT ON THE LIQUIDITY AND MARKET PRICE OF OUR COMMON STOCK.

Our common stock is subject to the "penny stock rules" adopted pursuant to Rule 15g-9 of the Securities and Exchange Act of 1934, as amended, which apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have a tangible net worth of less than $5,000,000 - or $2,000,000 if they have been operating for three or more years. The penny stock rules impose additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the penny stock rules affect the ability of broker-dealers to sell shares of our common stock and may affect the ability of stockholders to sell their shares in the secondary market if such a market should ever develop, as compliance with such rules may delay and/or preclude certain trading transactions. The penny stock rules could have a material adverse effect on the liquidity and/or market price of our common stock.

WE MAY RAISE ADDITIONAL CAPITAL THROUGH A SECURITIES OFFERING THAT COULD DILUTE YOUR OWNERSHIP INTEREST.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of additional common stock or securities convertible into common stock by our management will also have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

In addition, under our Certificate of Incorporation, the Board is authorized to issue, without obtaining shareholder approval, shares of preferred stock having the rights, privileges and designates as determined by the Board. Therefore, the Board could issue shares of preferred stock that would have preferential liquidation, distribution, voting, dividend or other rights.

WE HAVE NOT PAID CASH DIVIDENDS AND IT IS UNLIKELY THAT WE WILL PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We plan to use all of our earnings, to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock. You should not expect to receive cash dividends on our common stock.

USE OF PROCEEDS

      We will not receive any proceeds from the sale of the shares by the selling security holders. Should the selling security holders holding warrants choose, in their sole discretion, to exercise any of their warrants, we would receive the proceeds from the exercise price. We intend to use the proceeds from the exercise of warrants by the selling security holders for working capital and general corporate purposes.

SELLING SECURITY HOLDERS

      The following table provides certain information with respect to the selling security holders' beneficial ownership of our securities as of the date of this prospectus. The selling security holders can offer all, some or none of their shares of our common stock, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling shareholders will sell all shares covered by this prospectus. None of the selling security holders are affiliates of the Company, and nor have any of them had a material relationship with the Company during the past three years. None of the selling security holders are or were affiliated with registered broker-dealers. See "Plan of Distribution."


                                                                                      NUMBER OF SHARES BENEFICIALLY
                                       NUMBER OF                                         OWNED AFTER OFFERING (2)
                                         SHARES                                    ---------------------------------------
                                      BENEFICIALLY               NUMBER OF
                                      OWNED BEFORE                  SHARES                 NUMBER OF
          NAME                        OFFERING (1)              BEING OFFERED                SHARES         PERCENTAGE
--------------------------------------------------------------------------------------------------------------------------
Alpha Capital AG                      7,812,500 (3)               7,812,500                     0               0
Gross Foundation, Inc..               1,562,500 (4)               1,562,500                     0               0
David Klugmann Associates, Inc.       1,562,500 (5)               1,562,500                     0               0
Whalehaven Funds Ltd.                 2,343,750 (6)               2,343,750                     0               0
Stonestreet Limited Partnership       5,468,750 (7)               5,468,750                     0               0
First Mirage, Inc.                    1,562,500 (8)               1,562,500                     0               0
Professional Traders Fund LLC.        1,562,500 (9)               1,562,500                     0               0
Bristol Investment Fund, Ltd.         2,343,750 (10)              2,343,750                     0               0
Wayne Saker                           1,562,500 (11)              1,562,500                     0               0
Republic Aggressive Growth Inc.       1,562,500 (12)              1,562,500
Quines Financial S.A.                 1,562,500 (13)              1,562,500                     0               0
Vicsons Ltd.                          1,562,500 (14)              1,562,500                     0               0
Lucrative Investments                 1,562,500 (15)              1,562,500                     0               0
Nathan B. Herzka                      1,562,500 (16)              1,562,500                     0               0
Marketwise Trading, Inc.              1,562,500 (17)              1,562,500                     0               0
Penn Footwear                         1,562,500 (18)              1,562,500                     0               0
Notzer Chesed                         1,562,500(19)               1,562,500                     0               0
Clearview International Investments   781,250(20)                 781,250                       0               0
Richardson & Patel LLP                468,750 (21)                468,750                       0               0
Platinum Partners Global Macro
Fund L.P.                             6,250,000 (22)              6,250,000                     0               0
Fennmore Holdings                     1,250,000 (23)              1,250,000
Inglewood Holdings Ltd .              1,562,500 (24)              1,562,500                     0               0
Stern & Co.                           600,000 (25)                600,000                       0               0
Dave Jones                            930,000 (26)                930,000                       0               0
Ennio D'angela                        300,000 (27)                300,000                       0               0
John Hanemayer                        200,000(28)                 200,000                       0               0
Romeo D'angela                        300,000 (29)                300,000                       0               0
Samaritan Holdings Limited            650,000                     650,000                       0               0
Peritus Canada Inc.                   350,000                     350,000                       0               0
Forum Software Investments            600,000                     600,000                       0               0

(1) The number and percentage of share beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which each selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.

(2) Assumes that all shares will be resold by the Selling Security Holders after this offering.

(3) Includes (i) up to 1,562,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 1,562,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 1,562,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(4) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(5) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(6) Includes (i) up to 468,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 468,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 468,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(7) Includes (i) up to 1,093,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 1,093,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 1,093,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(8) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(9) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(10) Includes (i) up to 468,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 468,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 468,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(11) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(12) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(13) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(14) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(15) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(16) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(17) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(18) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(19) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(20) Includes (i) up to 156,250 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 156,250 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 156,250 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(21) Includes (i) up to 93,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 93,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 93,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(22) Includes (i) up to 1,250,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, and
      (ii) 2,500,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on February 18, 2006.

(23) Includes up to 500,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on February 18, 2006 and up to 250,000 shares of common stock to be common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective.

(24) Includes up to 1,562,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.16 per share of common stock and expiring on March 31, 2007.

(25) Includes up to 300,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on February 18, 2009.

(26) Includes up to 465,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and exercisable at any time after August 16, 2004 and expiring on August 31, 2005.

(27) Includes up to 150,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and exercisable at any time after August 16, 2004 and expiring on August 31, 2005.

(28) Includes up to 100,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and exercisable at any time after August 16, 2004 and expiring on August 31, 2005.

(29) Includes up to 150,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and exercisable at any time after August 16, 2004 and expiring on August 31, 2005.

                              PLAN OF DISTRIBUTION

      Each selling security holder is free to offer and sell his or her common stock at such times, in such manner and at such prices as he or she may determine. As used in this prospectus, "Selling Security Holders" includes the pledgees, donees, transferees or others who may later hold the selling security holders' interests in our common stock. We will pay the costs and fees of registering the common stock, but each selling security holders will pay their own brokerage commissions, discounts or other expenses relating to the sale of the common shares. We will not receive the proceeds from the sale of the shares by the selling security holders, except in the event that a selling security holder exercises any warrants. Although the selling security holders are not required to exercise the warrants, if they do so we will receive the proceeds from the exercise.

      The selling security holders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o     settlement of short sales

      o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale;

      o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; and

      o     any other method permitted pursuant to applicable law.

      The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling security holders have informed us that none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

      We are required to pay all fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                LEGAL PROCEEDINGS

      The following discussion relates to all known or anticipated material legal proceedings commenced by or against us:

      Occasionally we may be named as a party in claims and legal proceedings arising out of the normal course of our business. These claims and legal proceedings may relate to contractual rights and obligations, employment matters, or to other matters relating to our business and operations.

      Gleiss Lutz Hootz, a German law firm, has brought suit against us in a Canadian jurisdiction for 24,496.41 EURO, or approximately $29,762.24, for legal services allegedly authorized by us in connection with an attempted acquisition transaction. We have defended this action on the basis that the transaction was aborted prior to the plaintiff having been authorized to spend any significant amount of time on the file and that the accounts rendered are grossly excessive. The action is still in its early stages and we intend to continue to vigorously defend it.

      Other than the matter discussed above, we are not aware of any material pending legal proceedings involving us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

      The following table sets forth the names, ages, and positions of our directors and officers.


           NAME                 AGE                      POSITION HELD                   OFFICER/DIRECTOR SINCE
Raghunath Kilambi                38      Chief Executive Officer, Chief Financial                 2003
                                         Officer and Director

Greg Nuttall                     38      Executive   Vice   President,    Strategy   &            2003
                                         Business Development and Director

Grant Johnson                    44      President,   Chief   Operating   Officer  and            2003
                                         Director

Karen Wylie                      40      Secretary    and    Director   of   Corporate            2003
                                         Operations

Ronald Springer                  51      Director                                                 2003

Azim Fancy                       62      Director                                                 2003

Bryson Farrill                   73      Chairman and Director                                    2003

      The directors named above will serve until the next annual meeting of our stockholders or until their successors are duly elected and have qualified. Directors will be elected for one-year terms at the annual stockholders meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists. There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

BIOGRAPHICAL INFORMATION

      RAGHUNATH KILAMBI has served and is currently serving as our Chief Executive Officer, Chief Financial Officer and a Director since May 2003. In addition, Mr. Kilambi also currently acts as a general partner of Rubicon Investment Group, a Canada-based merchant banking firm. Prior to his working at Swiss Medica, he previously co-founded FutureLink Corp., a leading application service provider from 1998 to 2000. Before Swiss Medica, he was a principal at New Economy Capital from 1993 to 1998 and worked at Canada Starch Company from 1990 to 1993, Morgan Financial Corporation, and Touche Ross & Co. Mr. Kilambi serves as a director of Dover Petroleum, Inc., a publicly-traded company. Mr. Kilambi is a Chartered Accountant and holds a Bachelor of Commerce and a Graduate Diploma in Public Accounting from McGill University, in Montreal.

      GREG NUTTALL has been our Vice-Chairman and Executive Vice-President, Strategy & Business Development and a Director since July 2003. Mr. Nuttall has also acted as a General Partner at Rubicon Investment Group, a merchant banking firm, since December 2000. Prior to co-founding Rubicon, he co-founded Cultural Research Inc., a leading change management consulting firm where he worked from 1994 to December 2000. Mr. Kilambi currently serves as a director of Dover Petroleum, Inc., a publicly-traded company. Earlier in his career Mr. Nuttall worked as a lawyer in the International Capital Markets department at Clifford Chance in London and practised corporate law at Tory Tory DesLauriers & Binnington in Toronto. Mr. Nuttall received a Master of International Laws degree from Cambridge University, a Bachelor of Laws degree from Osgoode Hall Law School, and a B.A. from the University of Manitoba..

      GRANT JOHNSON has served as our President, Chief Operating Officer and Director since April 2003. From November 2001 until December 2002, before joining Swiss Medica, Mr. Johnson was an outside consultant and senior advisor to Scarab Systems Inc. From April 1999 until March 2002, Mr. Johnson was CEO of HLNT Networks International, a company that designed, built and maintained health Web sites. From September 1996 to February 1999 Mr. Johnson was the VP of Corporate Development at Starnet Communications, a software company which built and designed online gaming systems for clients. Mr. Johnson received a bachelor's degree in Economics from University of Western Ontario in 1983..

      KAREN WYLIE has acted as our as Corporate Secretary and Director of Corporate Operations since July 2003. Ms. Wylie has over 20 years of experience in executive support, administration, treasury and investment banking transaction execution in the oil and gas, financial services and technology sectors. Ms. Wylie has partnered with senior level executives, lawyers, and investment bankers structuring, administering and closing complex corporate finance and acquisition transactions. Ms. Wylie has assisted in raising over $300 million in financings. Ms. Wylie was Director of Corporate Operations at Rubicon Investment Group Inc. since January 2001, and prior to that, the Executive Assistant to Mr. Kilambi at FutureLink from 1998 until joining Rubicon Investment Group Inc. in 2000.

      RONALD SPRINGER serves as a Director. Mr. Springer has been the President and CEO of General Cosmetics Corporation since 1993. Prior to building General Cosmetics, he founded several other companies, including Heaven from Earth Corp., Ceo-Capital Corp, Global Capital Security Inc., Limardo Productions, ISB Overseas GmbH and Doitsu Shinpo. He also held positions at Esarco LTD. and Hynolds Ltd.

      AZIM FANCY serves as a Director. Mr. Fancy is President and owner of real estate developer, Daulat Investments Limited since 1985. Prior to this, Mr. Fancy has held a variety of senior level positions, including Chairman and Owner, International Trading and Sales, Inc. (1977-1985), Chairman and Owner, Pan Atlantic Paper Inc. (1977-1985), and previously President, Orient Pacific Agencies Ltd., an arm of Gulf Group of Companies of London, England.

      BRYSON FARRILL serves as Chairman and a Director. Mr.Farrill has been a Financial Consultant for the past five years most recently acting as a Senior Partner of Belgravia Financial, a European real estate investment company based in London, England. Previously, he was a Member of the New York Stock Exchange and held various senior and executive-level positions at McLeod Young Weir and Mcleod Young Weir International (now Scotia McLeod). Mr. Farrill currently serves on the boards of directors of several leading companies, including Caregain Inc., Power Technology, Inc, Devine Entertainment and Crowflight Minerals Inc.

      There are no family relationships among the foregoing directors and executive offices. None of the directors or executive officers has, during the past five years:

      (a) Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

      (b) Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

      (c) Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

      (d) Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of our common stock as of May 10, 2004 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of our voting securities, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investing power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable community property laws, and, unless otherwise stated, their address is 53 Yonge Street, Toronto, Ontario, Canada M5E 1JE. As of May 10, 2004, there were 55,351,324 shares of Class A Common Stock issued and outstanding.

                                                                             AMOUNT AND NATURE OF           PERCENT
     TITLE OF CLASS          NAME AND ADDRESS OF BENEFICIAL OWNER (2)       BENEFICIAL OWNERSHIP(1)        OF CLASS
------------------------------------------------------------------------------------------------------------------------
Class A Common            Alpha Capital AG (3)(4)                             5,479,781 (5)                   9.9%

Class A Common            Stonestreet Limited Partnership (3)(6)              5,468,750 (7)                   9.3%

Class A Common            Robert Kubbernus (3)(8)                             3,000,000                       5.4%

Class A Common            Raghunath Kilambi                                   1,784,451                       3.2%

Class A Common            Greg Nuttall                                        1,534,451                       2.8%

Class A Common            Grant Johnson                                       511,870                           *

Class A Common            Karen Wylie                                         70,000                            *

Class A Common            Azim Fancy                                          345,000                           *

Class A Common            Bryson Farrill                                      393,000                           *

Class A Common            Ronald Springer (9)                                 6,881,000                      13.0%

Class A Common            All officers and directors as a group               8,400,772                      15.2%

Class B Common            Raghunath Kilambi (10)                              2,000,000                       100%

Class B Common            All officers and directors as a group               2,000,000                       100%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of May 10, 2004, are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person.

(2) The address of each beneficial owner is c/o Swiss Medica, 53 Yonge Street, 3rd Floor, Toronto, Ontario, Canada, M5E 1JE unless otherwise indicated.

(3)   Five percent stockholder.

(4) The address for Alpha Capital AG is Pradafant 7, 9490 Furstentums, Vaduz, Lichtenstein.

(5) Includes (i) up to 1,562,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective and
      (ii) 792,281 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007. This excludes (i) up to 734,219 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 1,562,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(6) The address for Stonestreet Limited Partnership is c/o Cananccord Capital Corporation, 320 Bay Street, Suite 1300, Toronto, Ontario M5H 4A6, Canada.

(7) Includes (i) up to 1,093,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 1,093,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 1,093,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(8) Includes 2,000,000 shares owned by corporations owned by Mr. Kubbernus, and 1,000,000 shares owned by Mr. Kubbernus directly.

(9) Includes 6,750,000 shares owned by General Cosmetics Corporation, a corporation controlled by Ronald Springer.

DESCRIPTION OF SECURITIES

COMMON STOCK

      Class A Common

      Our charter authorizes us to issue up to 150,000,000 shares of common stock, par value $.001 per share. Of the 150,000,000 shares of common stock authorized, 100,000,000 shares are authorized as Class A Common Stock. There were 55,351,324 shares of Class A Common Stock issued and outstanding as of May 10, 2004. Our Class A Common Stock is traded on the Over-the-Counter Bulletin Board under the symbol "SWME."

      Holders of Class A Common Stock are entitled to receive such dividends as may be declared by the Board of Directors, in their sole discretion, from funds legally available for such dividends. If the Board of Directors declared a dividend, all of the outstanding shares of Class A Common Stock would be entitled to receive a pro rata share in any dividend available to holders of Class A Common Stock. Upon liquidation, holders of shares of Class A Common Stock are entitled to a pro rata share in any distribution available to holders of Class A Common Stock. The holders of Class A Common Stock have one vote per share on each matter to be voted on by stockholders, but are not entitled to vote cumulatively. Holders of Class A Common Stock have no preemptive rights. All of the outstanding shares of Class A Common Stock are, and all of the shares of Class A Common Stock offered for resale in connection with this prospectus will be, validly issued, fully paid and non-assessable.

      Class B Common

      Our charter authorizes us to issue up to 50 million shares of Class B common stock. Of the 50 million authorized, there were 2 million shares outstanding as of May 10, 2004, all of which was issued to our Chief Executive Officer, Mr. Raghunath Kilambi.

      Generally, Class A and Class B Common Stock are identical and entitles the holders thereof to the same rights and privileges and share ratably on all matters and be identical in all respects except in the following manner: holders of Class B Common Stock are entitled to 50 votes per share on all matters while holders of Class A Common Stock are entitled to one vote per share.

      Prior to any sale, transfer, gift or other disposition of Class B Common Stock, we have the option to convert the shares of Class B Common Stock subject to such transfer to the same number of shares of Class A Common Stock. In addition, we may also convert all shares of Class B Common Stock into the same number of shares of Class A Common Stock upon the holder's termination of employment with our company. Finally, shares of Class B Common Stock will be automatically converted into the same number of shares of Class A Common Stock upon any sale of Class B Common Stock through a public offering of our securities registered with the Securities and Exchange Commission.

      Preferred Stock

      Our charter authorizes us to issue up to 10 million shares of preferred stock. Our charter authorizes our Board of Directors to provide for the issuance of serial preferred stock and to fix and state the powers, designations and preferences of each such series. Currently, no series of preferred stock has been designated and there is no shares of preferred stock is issued or outstanding.

WARRANTS CONVERTIBLE INTO COMMON STOCK

      In conjunction with the common stock that was sold in the private offerings in February 2004 ("February Offering"), we also issued warrants, which we will refer to in this prospectus as the February "Warrants." The February Warrants were issued on February 18, 2004 and were immediately exercisable following the closing at a price of $0.25 per share. The Warrants expire 2-3 years from the date of issuance. By exercising the Warrants, each purchaser of common stock pursuant to the February Offering is entitled to purchase a number of shares of common stock equal to one-half of the number of shares of common stock purchased pursuant to the February Offering. We are currently registering the shares of common stock issuable pursuant to the February Warrants.

      In conjunction with the common stock that was sold in the private offerings in March 2004 ("March Offering"), we issued additional warrants, which we will refer to in this prospectus as the "March Warrants". There were three types of March Warrants issued on March 31, 2004 and they were immediately exercisable following the closing at a price of $0.25 per share, $0.30 per share and $0.40 per share, respectively. The $0.25 March Warrant expires on either (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then 240th day after the date this registration statement is declared effective. The $0.30 March Warrant and the $0.40 March Warrant each expire on March 31, 2007. We are currently registering the shares of common stock issuable pursuant to the March Warrants. We also issued a warrant to a consultant as a finder's fee for the transaction for 1,562,500 shares exercisable at $0.16 per share, which expire on March 31, 2007. We also issued warrants to purchase 3,000,000 shares at $0.25 per share to two institutional investors for waiving certain contractual preemptive rights prior to the March Offering. These warrants expire on either (a) January 9, 2005, or
(b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective.

      We have also issued additional warrants to consultants. We issued warrant to purchase 100,000 shares at $0.45 per share and another warrant to purchase 100,000 shares at $0.75 per share to one consultant for services rendered prior to December 31, 2003. These warrants expire within two years. We also have outstanding a warrant to purchase 8,675 shares at $75.00 per share which was issued prior to January 1, 2002. This warrant expires within three years.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

      Russell Bedford Stefanou Mirchandani LLP audited our financial statements at December 31, 2003 and December 31, 2002, as set forth in their reports. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of Russell Bedford Stefanou Mirchandani LLP, given on its authority as experts in accounting and auditing.

      The validity of the issuance of the common shares to be sold by the selling shareholders under this prospectus and the underlying common share purchase warrants was passed upon for our company by Richardson & Patel LLP. Richardson & Patel LLP owns 187,500 common shares as of May 10, 2004 and warrants to purchase 281,250 common shares. All common shares, including shares underlying the warrants, held by Richardson & Patel LLP are being registered for sale under this prospectus.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

      (a) Section 145 of the Delaware General Corporation Law provides that:

      Sec.145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

            (1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (4) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

            (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

            (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

            (7) A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

            (8) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

            (9) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

            (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (11) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (As amended by Ch. 186, Laws of 1967, Ch. 421, Laws of 1970, Ch. 437, Laws of 1974, Ch. 25, Laws of 1981, Ch. 112, Laws of 1983, Ch.
289, Laws of 1986, Ch. 376, Laws of 1990, and Ch. 261, Laws of 1994.)

      (b) Section 102 of the Delaware General Corporation Law includes the following provisions:

      Sec. 102. CERTIFICATE OF INCORPORATION; CONTENTS

            (1) The certificate of incorporation shall set forth:

            (2) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section the certificate of incorporation may also contain any or all of the following matters:

                  (vii) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of ss. 141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

            (c) Article Nine of Registrant's Certificate of Incorporation provides:

      No director of this corporation shall be liable to the corporation for monetary damages for an act or omission occurring in the director's capacity as a director, except to the extent the statutes of the State of Delaware expressly provided that the director's liability may not be eliminated or limited. Any repeal or amendment of this paragraph that increases the liability of a director shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or amendments.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.


                             DESCRIPTION OF BUSINESS

INTRODUCTION

      We market and distribute bioscience products designed to enhance the well-being and health of consumers. Bioscience products are natural compounds that have health promoting, disease preventing or medicinal properties. We believe that consumers are deeply concerned about the management and cost of their health care and the expensive, chemical-based prescription drug approach predominant in modern medicine. We believe that this concern will increase the demand for bioscience health products because natural products are considered to be effective against many ailments and are more accessible than prescription medications. The global market for herbal products is currently estimated to be $62 billion and the World Health Organization has estimated that the global market for herbal products will be worth $5 trillion dollars by the year 2050.

      We began our bioscience products business in May 2003. Prior to that time, we were a holding company focused on acquiring, expanding and developing technology companies and we had no operations.

      In May 2003, we retained a new management team to implement the business plan which we marketed and distributed bioscience health products. On May 16, 2003 we acquired certain assets of General Cosmetics Corporation, a Delaware corporation based in Munich, Germany. The acquisition was made by issuing to General Cosmetics Corporation 6,750,000 shares of our restricted Class A Common Stock, subject to adjustment based on the terms of the March 31, 2003 purchase agreement. The assets we acquired included nine patented essential oil bioscience products that have been developed for pain relief, cold sores, menstrual cramps and other ailments. All of these products comply with FDA regulations and can be sold in the United States. We are introducing these products to the market over time and are currently available for sale in the U.S.A. We are currently commencing to market and sell the pain relief formulation called 024 Pain Relief and have not yet determined when the remaining products will be introduced. The worldwide pain management market was estimated to be $30 billion in 2003 and the combined, worldwide, over-the-counter and prescription market for pain relief products was estimated to be $15 billion in 2003

      Our corporate headquarters is located at 53 Yonge Street, 3rd Floor, Toronto, Ontario, Canada, M5E 1JE. Our telephone number is (416) 483-0663.

HISTORY AND COMPANY DEVELOPMENT

      We were originally incorporated on March 11, 1980, as Associated Medical Devices, Inc., under the laws of Nevada for the development and marketing of various devices. Due to the non-payment of required fees and filing of required reports, we forfeited our corporate charter during 1986 and were revived in February 1995.

      Pursuant to an Acquisition Agreement dated, July 1, 1999, and finally executed on October 20, 1999, John F. Huguet ("Huguet") and Gold Crown Holdings Limited, a British Virgin Islands corporation ("Gold Crown"), acquired 4,968,000 restricted shares of our common stock, comprising approximately 85% of the Company's issued and outstanding Shares, in exchange for 100% of the issued and outstanding common stock of Euro American Business Group, Inc., a New York corporation owned by Huguet and Gold Crown. Contemporaneously thereto, Huguet and Gold Crown purchased 25,000 shares of Registrant's common stock from Glenn
A. Little, a director of the Company for $200,000. In anticipation of the execution of the above agreement, on October 7, 1999, the directors of the Company tendered their resignations as directors of the Company and appointed new directors and officers.

      Prior to the Acquisition Agreement, we were a development stage company with no significant operations, seeking a new business plan. At the time of the Agreement, Euro American Business Group, Inc., had conducted no business to date, but had plans to become a provider of low cost internet access in Europe. To better reflect our new business plan, we changed our name to Yournet, Inc. on October 20, 1999.

      Effective August 14, 2001, Yournet, Inc. merged with and into Global Path Incorporated, a Delaware corporation. Pursuant to the merger, Yournet, Inc., a Nevada corporation, reincorporated under the laws of Delaware. As a result of the merger, shareholders of Yournet, Inc. received the right to receive one share of Class A Common Stock of Global Path Incorporated for each one share of common stock of the Company. After the reincorporation, 20,455,903 shares of Yournet, Inc. common stock was converted to 20,455,903 shares of Class A Common Stock of Global Path Incorporated ("GPI"), the surviving entity. GPI in November 2002 performed a share consolidation of 100:1.

      After the acquisition of the General Cosmetics Corporation assets, we changed our name in July 2003 from GPI to Swiss Medica, Inc. Our common stock currently trades on the Over-the-Counter Bulletin Board under the trading symbol "SWME."

BUSINESS STRATEGY

      We will continue to look for quality proprietary, natural bioscience products to license and/or acquire. We plan to sell our products through multiple distribution channels including, retail outlets, via the Internet, via health care professionals, and via direct response.

      To date during 2004, we have expanded the distribution of O24 pain relief into major retail outlets in Canada and anticipate entering major retail outlets in the United States in the latter part of 2004.

      We are currently focused on marketing and selling its products in North America While Europe remains a target, we believe that it will take at least a year for us to realize any significant sales from this region.

      We do not manufacture any of its products, but outsources this activity to contract manufacturers. The raw materials used in the manufacturing process are commodity items.

PRODUCT OFFERINGS

      We are currently offering only one product in the marketplace. It is designated as O24 Pain Relief Lotion ("O24") and it is a patented, topical pain relief solution containing all natural essential oils. O24 carries endorsements and testimonials from many groups and individuals in Europe such as the Norwegian /Swiss National Ski Teams, the German Olympic Track & Field Team.

      We intend to attempt to develop variations of the O24 formulation which would treat additional ailments including menstrual cramps, cold sores, hemorrhoids and nasal congestion. We are also seeking to acquire additional bioscience products or companies that own bioscience products.

INTELLECTUAL PROPERTY

      We own United States Patent Number 6,444,238 (issued September 3, 2002) which covers our O24 product, however, there is no assurance we will be able to obtain patent protection for any derivative uses of O24, or for any other products we may later acquire or develop. We also cannot assure that we will be able to obtain foreign patents to protect our products.

      Litigation may be required to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of proprietary rights of others. Any action we take to protect our intellectual property rights could be costly and could absorb significant management time and attention. In addition, as a result of any such litigation, we could lose any proprietary rights we have. If any of the foregoing occurs, we may be unable to execute on our business plan and you could lose your investment.

GOVERNMENT REGULATION

      In the United States, governmental agencies and extensive federal regulations regulate the manufacture, packaging, labeling, advertising, promotion, distribution and sale of our products. In the United States, the Food and Drug Administration (FDA) regulates the safety and effectiveness of the product and the Federal Trade Commission (FTC) regulates how we advertise and market our products. Since O24 is classified as a drug, it carries an FDA "monograph" (written description of the medication's properties and usages) enabling the Company to make certain efficacy claims. Swiss Medica is using an FDA designated laboratory, an FDA certified bottler and FDA certified manufacturer to ensure product compliance.

      O24 and any other products we may manufacture or sell in the future are also subject to regulation in the United States by, among other regulatory entities, the Consumer Product Safety Commission, the U.S. Department of Agriculture, and the Environmental Protection Agency. The laws, regulations and enforcement policies governing our products are relatively new and still evolving, and we cannot predict what enforcement positions the FDA or other governmental agencies may take with respect to our products. We cannot at this time determine the extent to which FDA and other regulations will impact our business.

      There are similar regulatory bodies and regulations in Canada, and other countries in which we may decide to market, sell and distribute our products. In Canada, Health Canada controls over-the-counter drugs and a special application is needed for most national retailers. Health Canada regulates the safety, efficacy and permissible claims of certain products and their manufacturers/representatives. The Company is required to ensure that O24 and its other products are manufactured using Health Canada's Good Manufacturing Process ("GMP") guidelines. The recent Natural Health Product ("NHP") Act allows companies that sell nutraceutical products to make additional health benefit claims for products that comply with the regulations and monographs.

      We cannot be certain that we comply or will comply with all laws and regulations in this area. Enforcement actions by any of these regulatory agencies can result in civil and criminal penalties, an injunction to stop or modify certain selling methods, seizure of products, adverse publicity or voluntary recalls and labeling changes. If any governmental agency were to undertake an enforcement action against us, this could cause an immediate decrease in our revenues, cause us to incur significant additional expenses and result in a decrease in our stock price.

SALES & MARKETING

      We sell; O24 and intends to sell its other products through various distribution channels including retail stores, infomercials, e-commerce and direct sales. The Company intends to support O24 and its other products with print and store advertisements, television spots, professional endorsements and point-of-presence marketing.

COMPETITION

      The market for health-related retail goods and services is characterized by intense competition. We believe that the principal competitive factors for companies in the industries in which we compete are:

      o     functionality;

      o     quality of merchandise;

      o     discounts and rewards;

      o     brand recognition;

      o     customer loyalty; and

      o     price.

      While competition in the over-the-counter arthritis pain relief products market is highly fragmented, there are a few significant brand names that have managed to acquire the majority of retail shelf space. Some of these treatments are general pain relief tablets such as Aleve from Roche Laboratories (Germany:
RO), Bayer from Bayer AG (NYSE:BAY), and Tylenol from Mc-Neil Consumer & Specialty Pharmaceuticals (privately-held). Additionally, arthritis rubs are popular, including Ben-Gay from Pfizer Inc. (NYSE:PFE), Joint-Ritis (privately held), Mineral Ice from Bristol-Myers Squibb Company (NYSE:BMY), and Icy Hot and related products by Chattem, Inc. (OTC:CHTT). It has been estimated that the domestic sales for these seven products alone are in excess of $200 million per annum.

      In the natural products market, there are two significant competitors. Rodlen Laboratories (privately held) sells Zostrix, which contains Capsaicin, a compound found in hot peppers. Capsaicin is a powerful irritant that can cause a severe skin reaction for some individuals. Tiger Balm is a counterirritant ointment based on herbal ingredients, derived from ancient Chinese sources manufactured by Haw Par Corporation (Singapore:HPAR), which we believe to be O24's only direct competitor. Sales of Tiger Balm and related healthcare products reached approximately $35 million in FY 2002 (Singapore $60 million).

            Although the Company does not view pharmaceuticals as direct competitors, we believe that eventually mainstream consumers will view natural products as alternatives to prescription medication. The drugs with the lion's share of the arthritis market are in the Cox-2 inhibitor class, Vioxx and Arcoxia by Merck (NYSE:MRK) and Celebrex by Pfizer (NYSE:PFE).

      Nearly all of our existing and potential competitors have longer operating histories, greater experience, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than Swiss Medica. Due to their greater resources, our competitors are able to undertake more extensive marketing campaigns for their brands and services, and make more attractive offers to potential employees, retail affiliates, and others. We cannot assure you that we will be able to compete successfully against our current or future competitors or that our business and financial results will not suffer from competition.

MANUFACTURING

      We rely on third-party manufacturers to fulfill all of our manufacturing requirements. We currently engage:

      o Semi-Chem Inc. of Dallas, Texas to bottle, fill, label and package our finished product, and

      o Creative Fragrances Ltd. of Dallas, Texas and Natural Care Mfg, Inc. of Arlington, Texas as our formulator and blender of O24.


DEPENDENCE ON ONE OR MORE CUSTOMER

      As of May 10, 2004 we have a distribution arrangement with a Canadian-based distributor, Mayfield Solutions Inc., who in turn, resells our products to national retail chains such as Nutrition House with 80-retail outlets across Canada, Alive Health Centre, Supplements Plus and Morning Sun Health Foods with a combined 30 stores throughout Canada. We also have an arrangement with The Katz Group of Pharmacy retailers to sell our product, O24, through their 1,600 retail locations throughout Canada.

RESEARCH & DEVELOPMENT

      We do not anticipate incurring material research and development costs during the next 12 months, nor do we anticipate the acquisition or sale of any material property, plant or equipment during the next 12 months, with the exception of the possible acquisition of additional bioscience or herbal health products and their related infrastructure. We have acquired and expensed $3,725,826 and $0 for research and development during fiscal years ended December 31, 2003 and December 31, 2002, respectively.

EMPLOYEES

      As of May 10, 2004 we had eight full-time employees and one part-time employee. Of these employees, two were in sales, one was in accounting, one was in manufacturing, and two were in logistics and two were in administration and general operations. We believe our relations with our employees are good.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

      We are a company incorporated under the laws of Delaware but because we are headquartered in Canada our investors may not be able to enforce civil liabilities under the U.S. federal securities laws against us or our officers and directors. Some of our directors and officers reside in Canada. Because some of our assets are located outside the U.S., it may be difficult for an investor to sue, for any reason, us or any of our directors or officers through U.S. jurisdictions. We believe that there is uncertainty as to the enforceability, in original actions in Canadian courts, of liability based upon the U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

      The following discussion and analysis is qualified by, and should be read in conjunction with, our audited interim condensed consolidated financial statements and the notes thereto included in this Registration Statement on Form SB-2.

      Management's discussion and analysis of results of operations and financial condition are based on our financial statements. These statements have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require management to make certain estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

      The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

      o     Stock-based compensation.

      o     Intangible assets.

      o     Research and Development

STOCK-BASED COMPENSATION

      In December 2002, the FASB issued SFAS No. 148 - Accounting for Stock-Based Compensation - Transition and Disclosure. This statement amends SFAS No. 123 - Accounting for Stock-Based Compensation, providing alternative methods of voluntarily transitioning to the fair market value based method of accounting for stock based employee compensation. FAS 148 also requires disclosure of the method used to account for stock-based employee compensation and the effect of the method in both the annual and interim financial statements. The provisions of this statement related to transition methods are effective for fiscal years ending after December 15, 2002, while provisions related to disclosure requirements are effective in financial reports for interim periods beginning after December 31, 2002.

      The Company elected to continue to account for stock-based compensation plans using the intrinsic value-based method of accounting prescribed by APB No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under the provisions of APB No. 25, compensation expense is measured at the grant date for the difference between the fair value of the stock and the exercise price.

ACQUIRED INTANGIBLE ASSETS

      Acquisitions of intangible assets are accounted for under Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets. Thos standards require that certain identifiable assets be amortized over their expected useful lives. Intangible assets that have indefinite useful lives are not subject to amortization, but rather will be tested at least annually for impairment.

RESEARCH AND DEVELOPMENT

      The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs." Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred.

RESULTS OF OPERATIONS

OVERVIEW

      Prior to May 16, 2003 we were a holding company focused on acquiring, expanding and developing technology companies and we had no operations.

      As of May 16, 2003 we began to implement a new business plan pursuant to which we will market and distribute proprietary bioscience health products, focused on chronic ailments. We retained a new management team to implement this new business plan. The global market for chronic ailment products is in excess of $100 million and is currently dominated by prescription, chemical based drugs. The global market for natural, herbal and bioscience products is currently estimated to be over $60 billion and growing rapidly.

      On May 16, 2003 we acquired certain assets of General Cosmetics Corporation, a Delaware corporation based in Munich, Germany. The acquisition was made by issuing to General Cosmetics Corporation 6,750,000 shares of our Class A Common Stock, subject to adjustment based on the terms of the March 31, 2003 definitive agreement. The assets we acquired included a patented essential oil bioscience product family that has been developed for pain relief, menstrual cramps, cold sores and other ailments. We intend to introduce these products to the market over time. We are currently marketing and selling the pain relief formulation called "024 Pain Relief" in both Canada and the United States. O24 pain relief complies with FDA regulations and can be sold in the United States pursuant to an FDA monograph. We have not yet determined when the remaining products will be introduced. The combined U.S. over-the-counter and prescription market for pain relief products is estimated to be $12 billion in 2003.

      In June 2003 we entered into a transaction with Doctor's Natural Solutions Inc., based in Clearwater, Florida, for the purpose of acquiring Ayala, a bioscience product that may have the potential to be used to assist in weight loss. As part of this transaction, we provided a secured loan of $30,000 to Doctor's Natural Solutions Inc. to continue clinical testing of Ayala. This loan was due to be repaid in September 2003, but has not been repaid to date. Due to the emergence of issues that were not contemplated in our original negotiations, we have decided that it is not in our best interests to continue with this acquisition. We are pursuing several options to either consummate a distribution agreement for Ayala and/or collect the $30,000 secured loan. As a consequence of this uncertainty we have written of this $30,000 receivable in the fourth quarter of 2003.

      We will continue to look for quality proprietary, natural bioscience products to license and/or acquire. We plan to sell our products through multiple distribution channels including, retail outlets, via the Internet, via health care professionals, and via direct response.

      To date during 2004, we have expanded the distribution of O24 pain relief into major retail outlets in Canada and anticipate entering major retail outlets in the United States in the fourth quarter of 2004. We currently have eight individuals who render services to us for our day-to-day operations.

QUARTER ENDED MARCH 31, 2004

      Our net revenues for the first quarter of 2004 were $6,069. We began generating revenues in the third quarter of 2003, and prior to June 2003 had no active operations. Therefore any comparisons of results of operations and financial position with the quarter ended March 31, 2003 are not relevant.

The following is a summary of financial information for the quarter ended March 31, 2004:

          Net Sales:                                 $    6,069
           Cost of Sales:                            $    1,222
                                                     ----------

           Gross Profit:                             $    4,847
           Gross Profit as % of Sales:                       80%

           Operating expenses:
               Wages & Salaries:                     $   15,944
              Selling General & Administrative
               expenses:                             $2,146,038
               Depreciation and amortization:        $   48,863

           Total operating expenses:                 $2,210,845

           Net Loss:                                  2,205,998

           Loss per Common Share:                    $     0.07

      SALES

      Our revenues from operations for the quarter ended March 31, 2004 were $6,588 (before discount allowances), and were generated predominately by sales to Canadian retail outlets totaling $5,153 (before discount allowances) . The balance of our first quarter revenue (approximately 12%) was generated via internet (on-line) sales, totaling $1,435. We allowed a provision of $519 to cover discounts, commissions and cooperative advertising costs.

      COST OF SALES AND GROSS PROFIT

      Our first quarter ending March 31, 2004, cost of sales are $1,222, generating a percentage margin on sales of 82%. Our gross profit percentage is higher than we would anticipate for the balance of 2004 as our cost of sales were lower than expected due to below market priced inventory acquired from General Cosmetics Corporation. We anticipate normalized gross profit percentages to be between 50% and 60%, depending on the distribution mix of our revenue and related discounts and cooperative advertising costs. It should also be noted that the raw materials used in the production process are commodities and prices may vary significantly, depending upon prevalent market conditions.

      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

      A summary of our Selling, General and Administrative costs is as follows:

      Stock based compensation to Directors, Officers, Consultants & Professional Advisors totaled $1,266,879. An additional $287,500 stock warrants were issued to consultants in exchange for services. Stock based compensation was granted to recruit and compensate executives, directors, legal advisors, marketing, business and development advisors.

      Cash based compensation was paid to our staff of eight full-time employees, consulting fees for outside directors, legal advisors and marketing consultants. Certain executives currently have not received cash based compensation since September 2003 but have been compensated exclusively with stock based compensation.

      Other selling, general and administrative costs include rent and other office expenses relating to two offices in Toronto and Vancouver, and travel expenses.

      DEPRECIATION & AMORTIZATION

      Depreciation & Amortization expenses of $48,863 were incurred during the quarter ended March 31, 2004 to amortize the tangible and intangible assets acquired from the General Cosmetics Corporation acquisition.

YEAR ENDED DECEMBER 31, 2003

      Swiss Medica began generating revenues in the third quarter of 2003, totaling $104,091 for the third and fourth quarters. Prior to June 2003, we had no active operations. Thus any comparisons of results of operations and financial position compared with the year ended December 31, 2002 and the financial position as at December 31, 2002 are not relevant.

      The following is a summary of financial information for the year ended December 31, 2003:

          Net Sales:                                      $   104,091
          Cost of Sales:                                  $    16,991
                                                          -----------

          Gross Profit:                                   $    87,100
          Gross Profit as % of Sales:                            83.7%

          Operating expenses:

              Research and Development expenses:          $ 3,725,826
             Selling General & Administrative

              expenses:                                   $10,220,367
              Depreciation and amortization:              $   122,157

          Total operating expenses:                       $14,068,350
          Loss from operations:                           $13,981,500
          Interest expense:                               $     7,250
          Net Loss:                                       $13,988,500

          Loss per Common Share:                          $      0.88


      SALES

      Our revenues from operations for the year ended December 31, 2003 were $104,091, and were generated predominately from a sale to a large Canadian pharmacy distributor totaling $118,784. We allowed a provision of approximately $18,000 to cover discounts, commissions and cooperative advertising costs.

      COST OF SALES AND GROSS PROFIT

      Our 2003 cost of sales are $16,991, generating a percentage margin on sales of 83.7%. Our gross profit percentage is higher than we anticipate for 2004 as our 2003 cost of sales were lower than expected due to below market priced inventory that was acquired from General Cosmetics Corporation. We anticipate 2004 gross profit percentages to be between 50% and 60%, depending on the distribution mix of our revenue and related discounts and cooperative advertising costs. In addition the raw materials used in the product are all commodities and prices may vary.

      RESEARCH AND DEVELOPMENT

      In connection with the acquisition of the bioscience intangible assets acquired from General Cosmetics Corporation we acquired $3,724,125 of research and development assets which were written off during the year ended December 31, 2003 and are included in the accompanying statement of losses as research and development expenditures. An additional $1,701 was expended on R & D during the year ending December 31, 2003.

      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

      A summary of our Selling, General and Administrative costs is as follows:

      Stock based compensation to Directors, Officers, Consultants & Professional Advisors totaled $9,689,371. Stock warrants issued in exchange for services totaled $44,060. Stock based compensation was granted to recruit and compensate executives, directors, legal advisors, marketing, business and development advisors.

      Cash based compensation was paid to our staff of eight full-time employes, consulting fees for outside directors, legal advisors and marketing consultants. Certain executives currently have not received cash based compensation since September 2003 but have been compensated exclusively with stock based compensation.

      Other selling, general and administrative costs include rent and other office expenses relating to two offices in Toronto and Vancouver, and travel expenses.

      DEPRECIATION & AMORTIZATION

      Depreciation & Amortization expenses of $122,157 were incurred during the year ending December 31, 2003 to amortize the tangible and intangible assets acquired from the General Cosmetics Corporation acquisition.

      INTEREST EXPENSE

      Interest expenses of $7,250 were incurred during the year ending December 31, 2003 and relate to interest accrued for advances from unrelated parties. These advances were fully repaid February 20, 2004.

LIQUIDITY AND CAPITAL RESOURCES

      As of December 31, 2003, we had a working capital deficit of $ 115,359. As a result of our operating losses in 2003, we generated a cash flow deficit of $578,090 from operating activities. We used no cash flows in connection with investing activities in 2003. We met our cash requirements in 2003 through the private placement of $433,447 of common stock, and advances of $146,016 from Company shareholders, officers and other third parties.

      In the first quarter of 2004 we completed private offerings of securities totaling $2,886,500 to fund our operations and to repay $117,013 of our shareholders loans.

      We will continue to fund our operations through additional sales of our securities and/or through shareholder loans. There is no guarantee that we will be successful in completing this contemplated financing. Nor can we assure you that we will be successful in obtaining any additional financing should it be required. If we cannot secure additional financing when needed, we may be required to cease operations.

      By adjusting its operations and development to the level of capitalization, management belives it has sufficient capital resources to meet projected cash flow deficits through the next twelve months. However, if thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

      In May 2003 we acquired patented bioscience products and related intangible assets from General Cosmetics Corporation. In consideration for the acquisition of these intangible assets, we issued a total of 6,750,000 shares of restricted Common Stock. The stock that was issued in this transaction was valued at 85 percent of its average closing price ten days prior to and after May 21, 2003. In accordance with Accounting Principles Board No. 29, Accounting for Non Monetary Transactions, the cost of the intangible assets acquired is the fair value of the Company's common stock issued of $4,532,626.

      The cost to acquire the intangible assets has been allocated to the assets acquired according to estimated fair values.

      Our independent certified public accountants have stated in their report, which is included with our audited financial statements in the Form 10-KSB for the period ended December 31, 2003, that we have incurred operating losses in the last two years and that we are dependent on management's ability to raise capital and develop profitable operations. These factors, among others, may raise substantial doubt about our ability to continue as a going concern.

NEW ACCOUNTING PRONOUNCEMENTS

      In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

      In April 2003, the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS 149 amends SFAS No. 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The provisions of SFAS 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 will not have a material impact on the Company's results of operations or financial position.

      In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. SFAS 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. The adoption of SFAS 150 will not have a material impact on the Company's results of operations or financial position.

      In December 2003, the FASB issued SFAS No. 132 (revised), EMPLOYERS' DISCLOSURES ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS - AN AMENDMENT OF FASB STATEMENTS NO. 87, 88, AND 106. This statement retains the disclosure requirements contained in FASB statement no. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, which it replaces. It requires additional disclosures to those in the original statement 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The required information should be provided separately for pension plans and for other postretirement benefit plans. The revision applies for the first fiscal or annual interim period ending after December 15, 2003 for domestic pension plans and June 15, 2004 for foreign pension plans and requires certain new disclosures related to such plans. The adoption of this statement will not have a material impact on the Company's results of operations or financial positions. The effect of inflation on our revenue and operating results was not significant. Our operations are located in North America and there are no seasonal aspects that would have a material effect on our financial condition or results of operations.

OFF-BALANCE SHEET ARRANGEMENTS

      The Company does not have any off-balance sheet arrangements.

                             DESCRIPTION OF PROPERTY

      We currently lease two offices, including our 1,800 square foot corporate headquarters located at 53 Yonge Street, 3rd Floor, Toronto, Ontario, and our West Coast office located at 855, 789 West Pender Street, Vancouver, British Columbia, which houses our sales operations. We lease these offices at market rates and our leases began on July 1, 2003 and June 25, 2003 respectively and will continue until May 31, 2004 and July 31, 2004. We have one option to renew the lease, at the end of the lease term, for an additional period of five years.

      We also have a warehouse and logistic facilities in Toronto, Ontario and Richmond, British Columbia through our partnership with Mayfield Solutions Inc., a division of Asenda Pharmaceutical Supplies. In addition, we have access to a logistics facility and warehouse Arlington, Texas, which are adequate for our current operations, and management believes will continue to be adequate through the initial lease term.

      We do not anticipate investing in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities. We currently have no formal investment policy, and we do not intend to undertake investments in real estate as a part of our normal operations.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      For the year ended December 31, 2002, $4,325 was recorded as other income in connection with the forgiveness of accrued interest liabilities to a noteholder. In January 2003, a shareholder advanced additional $19,489 of fund to the Company for working capital purpose. No formal repayment terms or arrangements exist.

      In March 2003, a total of 2,000,000 shares of Class A common restricted stock and 2,000,000 shares of Class B common stock were issued to a shareholder in exchange for a total of $746,285 of previously incurred debt. All outstanding balances of due to shareholders were paid in full as of December 31, 2003.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

      Our common stock is not listed on any national stock exchange. The common stock is traded over-the-counter on the Over-the-Counter Electronic Bulletin Board under the symbol "SWME." The following table sets forth the high and low bid information for the common stock for each quarter within the last two fiscal years, as reported by the Over-the-Counter Electronic Bulletin Board.


                                                     HIGH          LOW
                                                     ----          ---
QUARTER ENDED 2002
      March 31, 2002............................    $100.00       $30.00
      June 30, 2002.............................     $52.00        $6.00
      September 30, 2002........................     $12.00        $3.00
      December 31, 2002.........................      $8.00        $0.60


                                                     HIGH          LOW
                                                     ----          ---
QUARTER ENDED 2003
      March 31, 2003............................      $1.07        $0.70
      June 30, 2003.............................      $1.01        $0.52
      September 30, 2003........................      $0.68        $0.15
      December 31, 2003.........................      $0.53        $0.14
      March 31, 2004............................      $0.39        $0.17


      These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. As of May 10, 2004, there were approximately 2,580 stockholders of record of our common stock and no stockholders of record of our Preferred Stock.

      In April 2004, our common stock was listed on the Berlin-Bremen Stock Exchange in Germany under the symbol "GPZB."

DIVIDENDS

      We have never paid any dividends on the common stock or the Preferred Stock. We currently anticipate that any future earnings will be retained for the development of our business and do not anticipate paying any dividends on the common stock or the Preferred Stock in the foreseeable future.

EQUITY COMPENSATION PLAN INFORMATION

2003 EQUITY INCENTIVE PLAN

      Our Board of Directors has approved the Swiss Medica, Inc. 2003 Equity Incentive Plan which permits us to grant, for a ten year period, stock awards, stock bonuses and stock options. We had originally reserved 4,500,000 shares of our Class A Common Stock for issuance to our directors, employees and consultants under the Plan. The Plan is administered by the Board of Directors. As the administrator of the Plan, the Board of Directors has the authority and discretion, subject to the provisions of the Plan, to select persons to whom stock awards, bonuses or options will be granted, to designate the number of shares to be covered by each option or stock award, to specify the type of consideration to be paid, and to establish all other terms and conditions of each option or stock award. Options granted under the Plan will not have a term that exceeds ten years from date of grant. As of December 31, 2003, we granted stock awards and bonuses equal to 168,162 shares of our Class A Common Stock under the Plan.

2003 CONSULTANT STOCK PLAN

      Our Board of Directors has also approved the 2003 Consultant Stock Plan which permits us to grant, for a ten year period, stock issuances subject to vesting provisions, or "unvested stock" or stock awards without such restrictions. We had originally reserved 6,000,000 shares of our Class A Common Stock for issuance to consultants under the Consultant Plan. The Consultant Plan is administered by the Board of Directors. As the administrator of the Consultant Plan, the Board of Directors has the authority and discretion, subject to the provisions of the Consultant Plan, to select persons to whom stock awards or unvested stock will be granted, to designate the number of shares to be covered by each stock issuance, to specify the type of consideration to be paid, and to establish all other terms and conditions of each stock issuance. As of December 31, 2003, we granted stock awards (all vested) equal to 3,516,444 shares of our Class A Common Stock under the Consultant Plan.

      No stock options were granted or exercised during the last completed fiscal year by each of the executive officers and our directors. Stock awards under the Plans were issued to Mr. Kilambi, Mr. Nuttall, and Mr. Springer in 2003.

      The following table sets forth information regarding our compensation plans and individual compensation arrangements under which our equity securities are authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers or lenders) in exchange for consideration in the form of goods or services.


                      EQUITY COMPENSATION PLAN INFORMATION


                                                                                                Number of securities
             Plan Category                Number of securities to       Weighted-average         remaining available
                                          be issued upon exercise       exercise price of        for future issuance
                                          of outstanding options,     outstanding options,
                                            warrants and rights        warrants and rights
----------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans approved by                   0                N/A                              0
security holders.

Equity Compensation Plans not approved        31,154,925                  $0.32                           0
by security holders.
                                   TOTAL      31,154,925                  $0.32                            0


                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

      The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below, for the fiscal years ended December 31, 2003, 2002 and 2001. The following table summarizes all compensation for fiscal years 2003, 2002 and 2001 received by our Chief Executive Officer or President, and all officers who earned more than $120,000 in fiscal year 200.


                                          SUMMARY COMPENSATION TABLE

         ANNUAL COMPENSATION                                           LONG-TERM COMPENSATION

                                                                                          AWARDS                   czPAYOUTS
                                                                 OTHER            RESTRICTED   SECURITIES
                                                                 ANNUAL           STOCK        UNDERLYING      LTIP     ALL OTHER
 NAME AND                   FISCAL      SALARY        BONUS      COMPENSATION     AWARD(S)     OPTIONS/SARS    PAYOUTS  COMPENSATION
 PRINCIPAL POSITION          YEAR        ($)           ($)          ($)(1)           ($)           (#)           ($)         ($)
------------------------------------------------------------------------------------------------------------------------------------
 Raghunath Kilambi           2003    $   51,233                  $1,000,000                                     --            --
 Chief Executive                                                         --           --
 Officer                                                   --            --

 Grant Johnson               2003    $   47,289            --    $  400,000           --           --           --
 President,Chief                                                         --           --           --           --            --
 Operating Officer                                                       --           --           --           --            --
 and Director

 Greg Nuttall                2003    $   50,106            --    $  800,000           --           --           --
 Executive                                                 --            --           --           --           --
 Vice President and
 Director

 Robert Kubbernus            2003    $        0            --                                      --           --
 former President                                                        --           --                        --           --
 and Director                                                                         --           --                        --

------------
(1) Includes stock awards as signing bonuses of 1,250,000 shares of Class A Common Stock issued to Mr. Kilambi; 500,000 shares of Class A Common Stock issued to Mr. Johnson; and 1,000,000 shares of Class A Common Stock issued to Mr. Nuttall, all of which were issued with a fair market value of $0.80 per share at the time of issuance.

Mr. Kubbernus resigned as our President on May 21, 2003.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

      The Company has not issued options during its last fiscal year.

AGGREGATE OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

      The Company has not issued options to its officers.

LONG-TERM INCENTIVE PLAN AWARDS ("LTIP") TABLE

      The Company does not currently have any LTIP.

COMPENSATION OF DIRECTORS

      Directors do not receive compensation for their services as directors, but are to be reimbursed for expenses incurred in attending board meetings.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

      We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

      There were no changes in or disagreements with our accountants on accounting and financial disclosure during the last fiscal years.

                           REPORTS TO SECURITY HOLDERS

      We file annual and quarterly reports with the U.S. Securities and Exchange Commission (SEC). In addition, we file additional reports for matters such as material developments or changes within us, changes in beneficial ownership of officers and director, or significant shareholders. These filings are a matter of public record and any person may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. We are not required to deliver an annual report with this prospectus, nor will we do so. However, you may obtain a copy of our annual report, or any of our other public filings, by contacting the Company or from the SEC as mentioned above.

                       WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the informational requirements of the Securities Exchange Act of 1934 and must file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission at the Public Reference Room, 450 Fifth Street, N.W. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

      This prospectus constitutes a part of a registration statement on Form SB-2 filed by us with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus omits certain information that is contained in the registration statement. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered. Statements contained in the prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the Commission) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

      No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

                               SWISS MEDICA, INC.

                                   PROSPECTUS

                        52,523,750 Shares of Common Stock

                                  May ___, 2004

      No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

      The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no changes in the affairs of the Company since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

                                     PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      (a) Section 145 of the Delaware General Corporation Law provides that:

      Sec.145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

            (1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (4) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

            (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

            (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

            (7) A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

            (8) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

            (9) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

            (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (11) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (As amended by Ch. 186, Laws of 1967, Ch. 421, Laws of 1970, Ch. 437, Laws of 1974, Ch. 25, Laws of 1981, Ch. 112, Laws of 1983, Ch.
289, Laws of 1986, Ch. 376, Laws of 1990, and Ch. 261, Laws of 1994.)

      (b) Section 102 of the Delaware General Corporation Law includes the following provisions:

      Sec. 102. CERTIFICATE OF INCORPORATION; CONTENTS

            (1) The certificate of incorporation shall set forth:

            (2) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section the certificate of incorporation may also contain any or all of the following matters:

                  (vii) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of ss. 141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

            (c) Article Nine of Registrant's Certificate of Incorporation provides:

      No director of this corporation shall be liable to the corporation for monetary damages for an act or omission occurring in the director's capacity as a director, except to the extent the statutes of the State of Delaware expressly provided that the director's liability may not be eliminated or limited. Any repeal or amendment of this paragraph that increases the liability of a director shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or amendments.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:

                                                                AMOUNT

               SEC Filing Fee............................       $ 1,910.36
               Blue Sky Fees and Expenses................        10,000.00*
               Legal Fees................................        50,000.00*
               Accounting Fees and Expenses..............        40,000.00*
               Miscellaneous.............................        20,000.00*
                                                          -------------------
                        Total............................      $121,910.36

         *Estimates

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

      During the first quarter of 2003, we issued an aggregate of 2,122,000 shares of Class A Common Stock to consultants for services in the amount of $1,513,500. On March 31, 2003 we fully repaid our loans due Madison Family Trust, which one of our directors, Mr. Robert Kubbernus, serves as a Trustee. As of March 31, 2002, total amount due Madison Family Trust was $597,246. The loan was fully repaid with our Class A Common Stock on March 31, 2003. The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

      On March 31, 2003 we fully repaid our loans due Bankton Financial, a company in which one of our directors, Mr. Kubbernus, serves as a Director. As of March 31, 2003, total amount due Bankton Financial was $149,550. The loan was fully repaid with a combination of our Class A Common Stock on March 31, 2003, and the transfer of the shares of Global Mobility Inc., to Bankton Financial. The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

      On March 31, 2003 we fully repaid our loans due Mr. Kubbernus, who is a director. As of March 31, 2003, total amount due Mr. Kubbernus was $20,000. The loan was fully repaid with its Class B common stock on March 31, 2003. The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

      On March 31, 2003 we entered into an Agreement of Purchase and Sale with General Cosmetics Corporation whereby we agreed to issue shares of our Class A common stock in exchange for certain assets belonging to General Cosmetics Corporation. This transaction closed on May 16, 2003 and we have issued to General Cosmetics Corporation, 6,750,000 shares of our common stock, subject to adjustment pursuant to the terms of the March 31, 2003 Agreement of Purchase and Sale. The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

      In June 2003 we agreed to issue 1,012,124 shares of our restricted Common Stock to five investors in exchange for a total investment of $253,031 or $0.25 per share. The transaction was exempt from registration pursuant to Regulation S of the Securities Act of 1933, inasmuch as the offer and sales occurred outside of the United States.

      During the quarter ended June 30, 2003 we issued 5,550,001 shares of our Class A Common Stock to various individuals and corporations in exchange for management services, consulting services and services rendered by members of our Board of Directors. The total value of the services we received was $2,204,000. These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

      During the quarter ended September 30, 2003 we agreed to issue 272,400 shares of our restricted Common Stock to four investors in exchange for a total investment of $68,100 or $0.25 per share. The transaction was exempt from registration pursuant to Regulation S of the Securities Act of 1933, inasmuch as the offer and sales occurred outside of the United States.

      During the quarter ended September 30, 2003 we issued 1,240,824 shares of our Common Stock to various individuals and corporations in exchange for management services and consulting services. The total value of the services we received was $252,156. These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

      In October 2003 we issued 150,000 restricted Class A Common Shares at approximately $0.20 per share for services rendered to certain consultants. We also issued 125,000 restricted Class A Common Shares at $0.20 per share to certain investors for cash net of costs and fees. The securities were issued in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933.

      In November 2003 we issued 200,000 restricted Class A Common Shares at approximately $0.20 per share for services rendered to certain consultants. The securities were issued in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933.

      In December 2003 we issued 800,000 restricted Class A Common Shares at approximately $0.18 per share for services rendered to certain consultants. We also issued 319,275 restricted Class A Common Shares for cash, to certain investors net of costs and fees. The securities were issued in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933.

      We also granted warrants to certain consultants to purchase 100,000 Class A Common Shares at $0.75 per share and another 100,000 shares at $0.45 per share on December 1, 2003 in exchange for services rendered. The securities were issued in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933.

      In February 2004, we issued 3,865,000 shares of Class A Common Stock and warrants to purchase 3,865,000 shares of Class A Common Stock at $0.25 per share to certain investors. We also issued 300,000 shares of Class A Common Stock and warrants to purchase 3,865,000 shares of Class A Common Stock at $0.25 per share to a consultant. The securities were issued in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933.

      In March 2004, we issued 15,625,000 shares of Class A Common Stock and warrants to purchase 7,812,500 shares of common stock at $0.25 per share, and 7,812,500 shares of Class A Common Stock at $0.30 per share, and 7,812,500 shares of Class A Common Stock at $0.40 per share. We also issued a warrant to purchase 1,562,500 shares of Class A Common Stock at $0.16 per share. We also issued 187,500 shares of Class A Common Stock and warrants to purchase 93,750 shares of common stock at $0.25 per share, and 93,750 shares of Class A Common Stock at $0.30 per share, and 93,750 shares of Class A Common Stock at $0.40 per share to our legal counsel, Richardson & Patel LLP for legal services provided. We also issued warrants to purchase 1,500,000 shares at $0.25 per share to certain investors for waiving contractual preemptive rights to purchase common stock. The securities were issued in reliance upon the exemption provided in
Section 4(2) of the Securities Act of 1933.

       In May 2004 we issued 600,000 shares of Class A Common Stock in exchange for various consulting services. The securities were issued in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933.

ITEM 27. EXHIBITS.

2.1 Agreement for Purchase and Sale of Stock between Goldcrown Holdings Ltd. and Oxford Capital Group dated as of January 10, 2000. (1)

2.2 Agreement for Purchase and Sale of Stock between Bodet Ltd. and Oxford Capital Group dated as of January 10, 2000. (1)

2.3            Acquisition Agreement between Associated Medical Devices, Inc.
               and Euro American Business Group, Inc. dated July 1, 1999.(2)

2.4 Agreement and Plan of Merger of Yournet, Inc. with and into Global Path Incorporated dated June 25, 2001.(3)

2.5 Asset Purchase Agreement dated as of March 31, 2003, by and among Global Path Incorporated, Swiss Medica, Inc, General Cosmetics Corporation, and the shareholder of General Cosmetics named therein. (4)

3.1            Certifificate of Incorporation of the Company, as amended (3)

3.2            Bylaws of the Company (5)

3.3            Amendment No. 1 to Bylaws (13)

4.1 Registration Rights Agreement by and among the Registrant and Platinum Partners Global Macro Fund L.P. ("Platinum") and Fennmore Holdings ("Fennmore") dated February 19, 2004 (5)

5              Opinion re legality from Richardson & Patel LLP (12)

10.1           2003 Equity Incentive Plan (6)

10.2           2003 Consultant Stock Plan (7)

10.3 2002 Amended and Restated Stock Option, Stock Warrant and Stock Award Plan (8)

10.4           2001 Employees Stock Incentive Plan (9)

10.5           2001 Director and Officer Stock Option and Stock Award Plan (9)

10.6 Lease Agreement between Paul Miller and Swiss Medica, Inc. for the premises at 53 Yonge Street, Third Floor Toronto, Canada, M5E 1J3 dated as of July 1, 2003. (5)

10.7 Securities Purchase Agreement by and among the Registrant and Platinum and Fennmore dated February 18, 2004 (5)

10.8 Form of Warrant granted to Platinum and Fennmore in connection with Securities Purchase Agreement on February 18, 2004. (5)

10.9 Subscription Agreement by and among the Registrant and the subscribers identified on the signature page dated March 31, 2004
               (11)

10.10 Form of Common Stock Purchase Warrant A granted to such subscribers in connection with Subscription Agreement on March 31, 2004. (11)

10.11 Form of Common Stock Purchase Warrant B granted to such subscribers in connection with Subscription Agreement on March 31, 2004. (11)

10.12 Form of Common Stock Purchase Warrant C granted to such subscribers in connection with Subscription Agreement on March 31, 2004. (11)

23.1           Consent of Russell Bedford Stefanou Mirchandani, LLP.(12)

23.2           Consent of Richardson & Patel LLP (See Exhibit 5)

-----------------
(1)   Incorporated by reference to the registrant's Form 8-K filed March 28,
      2000

(2)   Incorporated by reference to the registrant's Form 10-KSB filed April 14,
      2000

(3) Incorporated by reference to the registrant's Preliminary Proxy Statement filed June 26, 2001

(4) Incorporated by reference to the registrant's Form 10-QSB filed on August 20, 2003

(5) Incorporated by reference to the registrant's Form 10-KSB filed on March 30, 2004

(6) Incorporated by reference to the registrant's Form S-8 filed on November 28, 2003.

(7) Incorporated by reference to the registrant's Form S-8 filed on August 27, 2003.

(8) Incorporated by reference to the registrant's Amendment to Form S-8 filed on March 11,2002.

(9) Incorporated by reference to the registrant's Form S-8 filed on November 19, 2001.

(10) Incorporated by reference to the registrant's Form S-8 filed on November 19, 2001.

(11) Incorporated by reference to the registrant's Form8-K filed on April 2, 2004.

(12) Incorporated by reference to the registrant's Registration Statement on Form SB-2 (No. 333-115539) filed on May 14, 2004.

(13)  Filed herewith.

ITEM 28. UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            i. Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

            iii. Include any additional or changed material information on the plan of distribution.

      2. For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of offering.

      4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

      5. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2003 AND 2002

                         FORMING A PART OF ANNUAL REPORT
                 PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934

                               SWISS MEDICA, INC.

                               SWISS MEDICA, INC.

                          INDEX TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

                                                                        Page

 Report of Independent Certified Public Accountants                      F-3

 Financial Statements

         Balance Sheets at December 31, 2003 and 2002                    F-4

         Statements of Losses for the years ended
         December 31, 2003 and 2002                                      F-5

         Statements of Deficiency in Stockholders' Equity for the
         years ended December 31, 2003 and 2002                       F-6~ F-7

         Statements of Cash Flows for the years ended
         December 31, 2003 and 2002                                      F-8

         Notes to Financial Statements                               F-9 - F-18

                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Swiss Medica, Inc.
Toronto, Ontario

      We have audited the balance sheets of Swiss Medica, Inc. (the "Company") as of December 31, 2003 and 2002 and the related statements of losses, deficiency in stockholders' equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based upon our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note J, the Company is experiencing difficulty in generating sufficient cash flow to meet it obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note J. The accompanying statements do not include any adjustments that might result from the outcome of this uncertainty.


                                  /S/RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                  -------------------------------------------
                                  Russell Bedford Stefanou Mirchandani LLP
                                  Certified Public Accountants

McLean, Virginia
March 22, 2004

                               SWISS MEDICA, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002

                                                                      2003                    2002
                                                                  ------------        ------------

ASSETS:
Cash and cash equivalents                                         $      1,471        $         98
Accounts receivable, net of allowance for doubtful
accounts of $18,364 and $0 at December 31, 2003 and 2002,
respectively                                                           103,017                  --

Inventories (Note B)                                                     8,057                  --

Prepaid expenses and deposits                                           86,310              15,791
                                                                  ------------        ------------

Total current assets                                                   198,855              15,889


Property and equipment: (Note C)                                            --
Property and equipment:, at cost                                        48,751                  --
Less: accumulated depreciation                                           6,094                  --
                                                                  ------------        ------------

Total property and equipment                                            42,657                  --

Other assets: (Note C)

Intangible assets, net of accumulated amortization of
$116,062 and $0 at December 31, 2003 and 2002, respectively            643,688                  --
                                                                  ------------        ------------

Total assets                                                      $    885,200        $     15,889
                                                                  ============        ============

LIABILITIES AND (DEFICIENCY IN) STOCKHOLDERS' EQUITY:

Cash disbursed  in excess of available funds                      $      3,102        $         --
Accounts payable and accrued liabilities                               184,585             207,397
Other advances (Note E)                                                126,527                  --
Due to related parties (Note D)                                             --             746,796
                                                                  ------------        ------------

Total current liabilities                                              314,214             954,193


Commitments and contingencies (Note J)                                      --                  --

(Deficiency in) stockholders' equity:

Preferred stock, par value $.001 per share; 10,000,000
shares authorized; none issued at December 31, 2003
and 2002 (Note F)                                                           --                  --

Class A Common stock, par value $ .001 per share;
100,000,000 shares authorized; 26,962,530 and 278,180
shares issued at December 31, 2003 and 2002,
respectively (Note F)                                                   26,963                 278

Class B Common stock, par value $.001 per share;
50,000,000 shares authorized; 2,000,000 and none issued at
December 31, 2003 and 2002, respectively (Note F)                        2,000                  --

Additional paid-in capital                                          19,679,507           4,210,402

Accumulated deficit                                                (19,137,484)         (5,148,984)
                                                                  ------------        ------------

                                                                       570,986            (938,304)
                                                                  ------------        ------------

Total liabilities and (deficiency in) stockholders' equity        $    885,200        $     15,889
                                                                  ============        ============

                 See accompanying notes to financial statements

                               SWISS MEDICA, INC.

                              STATEMENTS OF LOSSES

                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                              2003                 2002
                                                          ------------        ------------
Revenue:
Sales, net                                                $    104,091        $         --
Cost of Sales                                                   16,991                  --
                                                          ------------        ------------
Gross Profit                                                    87,100                  --

Operating Expenses:
Research and Development (Note A)                            3,725,826                  --
Selling, General and Administrative expenses                10,220,367           1,730,989
Depreciation and Amortization                                  122,157                  --
                                                          ------------        ------------

Total Operating Expenses                                    14,068,350           1,730,989

Loss from Operations                                       (13,981,250)         (1,730,989)

Interest Income (Expense)                                       (7,250)              6,991
Other Income (Note D)                                               --               4,325
                                                          ------------        ------------

Income (Taxes) Benefit                                              --                  --

Net Loss                                                  $(13,988,500)       $ (1,719,673)
                                                          ============        ============

Loss per common share (basic and assuming dilution)
(Note I)                                                  $      (0.88)       $      (7.59)
                                                          ============        ============

Weighted average common shares outstanding                  15,936,124             226,626

                 See accompanying notes to financial statements

                               SWISS MEDICA, INC.
               STATEMENTS OF (DEFICIENCY IN) STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                 Series A
                                                                  Common          Series B      Series B
                                                     Series A     Stock           Common     Common Stock
                                                  Common Shares   Amount           Stock        Amount
                                                   ---------    -----------      ---------    -----------
BALANCE AT DECEMBER 31, 2001                         204,559    $       205             --    $        --
Shares issued in March 2002 in exchange for
services rendered, at $52.00 per share                10,000             10             --             --
Shares issued in March 2002, for warrants
exercised at $75.00 per share                          1,000              1             --             --
Shares issued in April 2002 in exchange for
services rendered, at approximately $40.61
per share                                              2,480              2             --             --
Shares issued in April 2002, for warrants
exercised at $75.00 per share                            325             --             --             --
Shares issued in May 2002 in exchange for
services rendered, at approximately $21.77
per share                                              2,600              3             --             --
Shares issued in July 2002 in exchange for
services rendered, at approximately $7.00 per
share                                                  2,600              3             --             --
Shares issued in August 2002 in exchange for
services rendered, at $5.00 per share                  1,700              2             --             --
Shares issued in September 2002 in exchange
for services rendered, at approximately $8.33
per share                                              6,000              6             --             --
Shares issued in October 2002 in exchange for
services rendered, at approximately $6.20 per
share                                                  4,180              4             --             --
Shares issued in December 2002 in exchange
for services rendered, at $5.00 per share             40,000             40             --             --
Fractional shares in connection with reverse
stock split                                            2,736              3             --             --
Stock warrants issued to consultants in
exchange for services rendered (Note E)                   --             --             --             --

Net Loss                                                  --             --             --             --
                                                   ---------    -----------      ---------    -----------

BALANCE AT DECEMBER 31, 2002 (NOTE C)                278,180    $       278             --    $        --
                                                   =========    ===========      =========    ===========



                                                Additional
                                                  Paid In      Accumulated
                                                  Capital        Deficit         Total
                                                 ----------    -----------     -----------
BALANCE AT DECEMBER 31, 2001                    $ 3,120,956   $ (3,429,311)    $  (308,150)
Shares issued in March 2002 in exchange for
services rendered, at $52.00 per share              519,990             --         520,000
Shares issued in March 2002, for warrants
exercised at $75.00 per share                        74,999             --          75,000
Shares issued in April 2002 in exchange for
services rendered, at approximately $40.61
per share                                           100,707             --         100,709
Shares issued in April 2002, for warrants
exercised at $75.00 per share                        24,375             --          24,375
Shares issued in May 2002 in exchange for
services rendered, at approximately $21.77
per share                                            56,597             --          56,600
Shares issued in July 2002 in exchange for
services rendered, at approximately $7.00 per
share                                                18,197             --          18,200
Shares issued in August 2002 in exchange for
services rendered, at $5.00 per share                 8,498             --           8,500
Shares issued in September 2002 in exchange
for services rendered, at approximately $8.33
per share                                            49,994             --          50,000
Shares issued in October 2002 in exchange for
services rendered, at approximately $6.20 per
share                                                25,896             --          25,900
Shares issued in December 2002 in exchange
for services rendered, at $5.00 per share           199,960             --         200,000
Fractional shares in connection with reverse
stock split                                              --             --               3
Stock warrants issued to consultants in
exchange for services rendered (Note E)              10,233             --          10,233

Net Loss                                                 --     (1,719,673)     (1,719,673)
                                                 ----------    -----------     -----------

BALANCE AT DECEMBER 31, 2002 (NOTE C)             4,210,402    $(5,148,984)    $  (938,304)
                                                 ==========    ===========     ===========


                 See accompanying notes to financial statements

                               SWISS MEDICA, INC.

               STATEMENTS OF (DEFICIENCY IN) STOCKHOLDERS' EQUITY

                  FOR THE YEARS ENDED DECEMBER 31, 2003 AND 200


                                                             Series A       Series A         Series B       Series B
                                                              Common      Common Stock        Common         Common
                                                              Shares         Amount            Stock      Stock Amount
                                                           -----------    ------------     -----------    ------------
BALANCE FORWARD                                                278,180    $        278              --    $         --
Shares issued in January 2003 in exchange
for services rendered, at $0.86 per share                       93,500              94              --              --
Shares issued in February 2003 in exchange
for services rendered, at $0.80 per share                       10,500              11              --              --
Shares issued in February 2003 in exchange
for previously incurred debt                                        --              --       2,000,000           2,000
Shares issued in March 2003 in exchange
for previously incurred debt, at $0.37  per share            2,000,000           2,000              --              --
Shares issued in March 2003 in exchange
for services rendered, at $0.75 per share                    2,018,000           2,018              --              --
Shares issued in April 2003 in exchange for
services rendered, at $0.80 per share                        2,950,000           2,950              --              --
Shares issued in May 2003 in connection with
acquisition (Note C)                                         6,750,000           6,750              --              --
Shares issued in May 2003 in exchange for
services rendered, at $0.81 per share                        5,124,000           5,124              --              --
Shares issued in May 2003 for cash at $0.25 per
share, net of costs and fees                                    57,680              58              --              --
Shares issued in June 2003 in exchange for
services  rendered, at $0.59 per share                       1,050,001           1,050              --              --
Shares issued in June 2003 for cash at $0.26 per
share, net of costs and fees                                   999,564           1,000              --              --
Shares issued in July 2003 for cash, at $0.25 per
share, net of costs and fees                                   100,000             100              --              --
Shares issued in August 2003 in exchange for
services rendered, at $0.24 per share                           79,824              80              --              --
Shares issued in August 2003 in exchange for
prepaid rent, at $0.24 per share                               161,000             161              --              --
Shares issued in August 2003 for cash, at $0.25 per
share, net of costs and fees                                    50,000              50              --              --
Shares issued in September 2003 for cash, at $0.25 per
share, net of costs and fees                                   122,400             122              --              --
Shares issued in September 2003 in exchange for
services rendered, at $0.20 per share                        1,000,000           1,000              --              --
Shares issued in October 2003 in exchange for
services rendered, at $0.22 per share                          995,194             995              --              --
Shares issued in October 2003 for cash, at $0.20 per
share, net of costs and fees                                   125,000             125              --              --
Shares issued in November 2003 in exchange for
services rendered, at $0.25 per share                          470,000             470              --              --
Shares issued in December 2003 in exchange for
services rendered, at $0.18 per share                        2,208,412           2,208              --              --
Shares issued in December 2003 cash, at $0.20 per
share, net of costs and fees                                   319,275             319              --              --
Warrants issued to consultants in exchange for
services rendered (Note G)                                          --              --              --              --

Net loss                                                            --              --              --              --
                                                           -----------    ------------     -----------    ------------

BALANCE AT DECEMBER 31, 2003                                26,962,530    $     26,963       2,000,000    $      2,000
                                                           ===========    ============     ===========    ============

                                                           Additional
                                                             Paid In       Accumulated
                                                             Capital          Deficit          Total
                                                          ------------    ------------     ------------
BALANCE FORWARD                                             $4,210,402     $(5,148,984)    $   (938,304)
Shares issued in January 2003 in exchange
for services rendered, at $0.86 per share                       80,317              --           80,411
Shares issued in February 2003 in exchange
for services rendered, at $0.80 per share                        8,390              --            8,400
Shares issued in February 2003 in exchange
for previously incurred debt                                    18,000              --           20,000
Shares issued in March 2003 in exchange
for previously incurred debt, at $0.37  per share              744,285              --          746,285
Shares issued in March 2003 in exchange
for services rendered, at $0.75 per share                    1,511,482              --        1,513,500
Shares issued in April 2003 in exchange for
services rendered, at $0.80 per share                        2,357,050              --        2,360,000
Shares issued in May 2003 in connection with
acquisition (Note C)                                         4,525,876              --        4,532,626
Shares issued in May 2003 in exchange for
services rendered, at $0.81 per share                        4,136,936              --        4,142,060
Shares issued in May 2003 for cash at $0.25 per
share, net of costs and fees                                    14,362              --           14,420
Shares issued in June 2003 in exchange for
services  rendered, at $0.59 per share                         617,950              --          619,000
Shares issued in June 2003 for cash at $0.26 per
share, net of costs and fees                                   261,074              --          262,074
Shares issued in July 2003 for cash, at $0.25 per
share, net of costs and fees                                    24,900              --           25,000
Shares issued in August 2003 in exchange for
services rendered, at $0.24 per share                           25,370              --           25,450
Shares issued in August 2003 in exchange for
prepaid rent, at $0.24 per share                                31,839              --           32,000
Shares issued in August 2003 for cash, at $0.25 per
share, net of costs and fees                                    12,450              --           12,500
Shares issued in September 2003 for cash, at $0.25 per
share, net of costs and fees                                    30,478              --           30,600
Shares issued in September 2003 in exchange for
services rendered, at $0.20 per share                          199,000              --          200,000
Shares issued in October 2003 in exchange for
services rendered, at $0.22 per share                          223,207              --          224,202
Shares issued in October 2003 for cash, at $0.20 per
share, net of costs and fees                                    24,875              --           25,000
Shares issued in November 2003 in exchange for
services rendered, at $0.25 per share                          115,130              --          115,600
Shares issued in December 2003 in exchange for
services rendered, at $0.18 per share                          398,540              --          400,748
Shares issued in December 2003 cash, at $0.20 per
share, net of costs and fees                                    63,535              --           63,854
Warrants issued to consultants in exchange for
services rendered (Note G)                                      44,060              --           44,060

Net loss                                                            --     (13,988,500)     (13,988,500)
                                                          ------------    ------------     ------------

BALANCE AT DECEMBER 31, 2003                              $ 19,679,507    $(19,137,484)    $    570,986
                                                          ============    ============     ============

                 See accompanying notes to financial statements

                               SWISS MEDICA, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                                      2003              2002
                                                                   ------------     ------------
Cash flows from operating activities:
Net loss                                                           $(13,988,500)    $ (1,719,673)
Adjustments to reconcile net loss to net cash (used in)
operating activities:
Common stock issued in exchange for services rendered (Note F)        9,689,371          979,909
Common stock issued in exchange for research and development
costs (Note C)                                                        3,724,125               --
Stock warrants issued to consultants in exchange for services
(Note G)                                                                 44,060           10,233
Depreciation and amortization (Note C)                                  122,157               --
Other Income from forgiveness of accrued interest (Note D)                   --            4,325
(Increase) decrease in accounts receivable                             (103,017)              --
(Increase) decrease in inventories                                       (8,057)              --
(Increase) decrease in prepaid expenses and deposits                    (38,519)           7,165
Increase (decrease) in cash disbursed in excess of available
funds                                                                     3,102           (4,914)
Increase (decrease) in accounts payable and accrued liabilities         (22,812)          18,684
                                                                   ------------     ------------
Net cash used in operating activities                                  (578,090)        (704,271)


Cash flows from investing activities:                                        --               --

Cash flows from financing activities:
Proceeds from sale of common stock, net of costs (Note F)               433,447           99,375
Proceeds from (repayments to) other advances (Note E)                   126,527               --
Proceeds from (repayments to) related parties advances (Note D)          19,489          604,994
                                                                   ------------     ------------
Net cash provided by investing activities                               579,463          704,369


Net increase (decrease) in cash and cash equivalents                      1,372               98
Cash and cash equivalents at the beginning of the year                       98               --
                                                                   ------------     ------------
Cash and cash equivalents at the end of the year                   $      1,470     $         98
                                                                   ============     ============

Supplemental Disclosures of Cash Flow Information:
Interest paid in cash                                              $         --     $         --
Taxes paid in cash                                                           --               --
Issuance of common stock in exchange for services (Note F)            9,689,371          979,909
Issuance of stock warrants in exchange for services (Note G)             44,060           10,233
Issuance of Class A Common Stock in exchange for previously
incurred debt (Note DE and F)                                           746,285               --
Issuance of Class B common stock in exchange for previously
incurred debt (Note D and F)                                             20,000               --
Issuance of common stock in exchange for prepaid rent (Note F)           32,000               --
Common stock issued in exchange for research and development
costs (Note C)                                                        3,724,125               --
Common stock issued in exchange for property and equipment
(Note C)                                                                 48,751               --
Common stock issued in exchange for intangible assets (Note C)          759,751               --

                 See accompanying notes to financial statements

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

BUSINESS OPERATIONS

Swiss Medica, Inc., formerly Global Path Incorporated (the "Company") was reincorporated under the laws of the State of Delaware in September 2001. The Company markets and distributes bioscience products designed to enhance the well-being and health of consumers.

CASH AND CASH EQUIVALENTS

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

LONG-LIVED ASSETS

The Company has adopted Statement of Financial Accounting Standards No. 144 ("SFAS 144"). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

INCOME TAXES

The Company has implemented the provisions on Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires that income tax accounts be computed using the liability method. Deferred taxes are determined based upon the estimated future tax effects of differences between the financial reporting and tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws.

NET EARNINGS (LOSSES) PER COMMON SHARE

The Company computes earnings (losses) per share under Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Net earnings (losses) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the year. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible preferred shares and the exercise of the Company's stock options and warrants (calculated using the treasury stock method).

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

REVENUE RECOGNITION

For revenue from product sales, the Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

ADVERTISING

The Company follows the policy of charging the costs of advertising to expenses as incurred. The Company incurred advertising costs of $28,938 and $27,164 for the years ended December 31, 2003 and 2002, respectively.

RESEARCH AND DEVELOPMENT

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs." Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred expenditures of $3,725,826 and $0 on research and product development for the year ended December 31, 2003 and 2002, respectively.

FOREIGN CURRENCY TRANSLATION

The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." Assets and liabilities are translated at current exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholder's equity. Foreign currency transaction gains and losses are included in the statement of operations.

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LIQUIDITY

As shown in the accompanying financial statements, the Company incurred a net loss of $13,988,500 and $1,719,673 for the year ended December 31, 2003 and 2002, respectively. The Company's current liabilities exceeded its current assets by $115,359 as of December 31, 2003.

CONCENTRATIONS OF CREDIT RISK

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and related party receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts was $18,364 and $0 at December 31, 2003 and 2002, respectively.

COMPREHENSIVE INCOME (LOSS)

The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities.

STOCK BASED COMPENSATION

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 ("SFAS No. 148"), "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2003 and 2002 and will adopt the interim disclosure provisions for its financial reports for the subsequent periods. The Company has no awards of stock-based employee compensation outstanding at December 31, 2003.

SEGMENT INFORMATION

Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's principal operating segment.

NEW ACCOUNTING PRONOUNCEMENTS

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In April 2003, the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS 149 amends SFAS No. 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The provisions of SFAS 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 will not have a material impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. SFAS 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. The adoption of SFAS 150 will not have a material impact on the Company's results of operations or financial position.

In December 2003, the FASB issued SFAS No. 132 (revised), EMPLOYERS' DISCLOSURES ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS - AN AMENDMENT OF FASB STATEMENTS NO. 87, 88, AND 106. This statement retains the disclosure requirements contained in FASB statement no. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, which it replaces. It requires additional disclosures to those in the original statement 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The required information should be provided separately for pension plans and for other postretirement benefit plans. The revision applies for the first fiscal or annual interim period ending after December 15, 2003 for domestic pension plans and June 15, 2004 for foreign pension plans and requires certain new disclosures related to such plans. The adoption of this statement will not have a material impact on the Company's results of operations or financial positions.

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECLASSIFICATIONS

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

NOTE B - INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Inventories primarily consist of cosmetic oils and packaging materials. Components of inventories as of December 31, 2003 and 2002 are as follows:

                                                   2003          2002
          Raw Materials                           $ 2,893      $    --
          Finished Goods                            5,164           --
                                                  -------      -------
                                                  $ 8,057      $    --
                                                  =======      =======


NOTE C - ACQUISITION

On May 20, 2003 the Company acquired equipment, nine patented bioscience products and related intangible assets from General Cosmetics Corporation.

In consideration for the acquisition of the tangible and intangible assets, the Company issued a total of 6,750,000 shares of restricted common stock. The stock that was issued in this transaction was valued at 85 percent of its average closing price ten days prior to and after May 21, 2003. , The cost of the tangible and intangible assets acquired is the fair value of the Company's common stock issued of $4,532,626.

In connection with the acquisition of the tangible and intangible assets, the Company acquired $3,724,125 of research and development assets which were charged to operations during the year ended December 31, 2003 and are included in the accompanying statement of losses as research and development expenditures.

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE C - ACQUISITION (CONTINUED)

PROPERTY AND EQUIPMENT

In connection with the acquisition of assets from General Cosmetics Corporation, the Company's acquired a total of $48,751 of property and equipment. Property and equipment at December 31, 2003 and 2002 consists of the following:

                                                    2003         2002
          Office furniture and equipment         $ 48,751     $     --
          Accumulated depreciation                 (6,094)          --
                                                 --------     --------
                                                 $ 42,657     $     --
                                                 ========     ========



Depreciation expense included as a charge to operations amounted to $6,094 and $0 for the year ended December 31, 2003 and 2002, respectively.

INTANGIBLE ASSETS

The cost to acquire the intangible assets has been allocated to the assets acquired according to estimated fair values

The Company has adopted SFAS No. 142, Goodwill and Other Intangible Assets, whereby the Company periodically test its intangible assets for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets will be tested for impairment, and write-downs to be included in results from operations may be necessary.

The intangible assets acquired are:

                                  GROSS                                                     WEIGHTED AVERAGE
                                CARRYING                                                     AMORTIZATION
                                AMOUNT      ACCUMULATED                       RESIDUAL      PERIOD (YEARS)
                                            AMORTIZATION                        VALUE
                                                                NET
--------------------------------------------------------------------------------------------------------------
Amortizable Intangible Assets:

Patents                      $ 563,250       $ (70,406)       $ 492,844       $      --             5.0
Customer Mailing Lists          30,000          (3,750)          26,250              --             5.0
Trademarks                      45,000          (5,625)          39,375              --             5.0
Non-compete agreements         112,500         (35,156)          77,344              --             2.0
Other                            9,000          (1,125)           7,875              --             5.0
                             ---------       ---------        ---------       ---------             ---
Total                        $ 759,750       $(116,062)       $ 643,688       $      --             4.6
                             =========       =========        =========       =========             ===

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE C - ACQUISITION (CONTINUED)


Total amortization expense charged to operations for the year ended December 31, 2003 was $116,062.

Estimated amortization expense for the years ended December 31 is as follows:

       2004                             $ 185,700
       2005                               150,544
       2006                               129,450
       2007                               129,450
       2008                                48,544
       Total                            $ 643,688


NOTE D - DUE TO SHAREHOLDERS

Amounts due to the Company's principal shareholders at December 31, 2003 and 2002 are as follows:

                                                                                       2003           2002
                                                                                       ----           ----
10 % note payable to shareholder, principal and accrued interest payable on or before June 30, 2002; unsecured. In 2003, noteholder legally released the
Company from the accrued interest liabilities and the note was revised to be
non-interest bearing and a note payable on demand.                                    $    -         $ 505,442

5 % note payable to shareholder, principal and accrued interest payable on or before October 31, 2002; unsecured. In 2003, noteholder legally released the
Company from the accrued interest liabilities and the note was revised to be
non-interest bearing and a note payable on demand.                                         -            91,354

Note payable on demand to shareholder, non-interest bearing; unsecured.                    -           150,000
                                                                                      ------         ---------

                                                                                      $    -          $746,796

Less: current portion                                                                      -         (746,796)
                                                                                      ------         ---------
                                                                                      $    -            $    -
                                                                                      ======         =========

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE D - DUE TO SHAREHOLDERS (CONTINUED)

For the year ended December 31, 2002, the Company recorded other income of $4,325 in connection with the forgiveness of accrued interest liabilities to the noteholders. In January 2003, a shareholder advanced additional $19,489 of fund to the Company for working capital purpose. No formal repayment terms or arrangements exist.

In February 2003, the Company issued a total of 2,000,000 shares of its Class A common restricted stock to the noteholders in exchange for $746,285 of debt and 2,000,000 shares of its Class B common stock in exchange for $20,000 of previously incurred debt. All outstanding balances of due to shareholders were paid in full as of December 31, 2003.

NOTE E - OTHER ADVANCES

During the year ended December 31, 2003, sophisticated investors of the Company advanced funds to the Company for working capital purposes. Total proceeds the Company received are $76,627, net of repayments. No formal repayment terms or arrangements exist. Additionally, the Company entered into an informal agreement with an investor whereby the investor advanced $50,000 of funds to the Company for working capital purposes, at interest rate of 18% per annum. No formal repayment terms or arrangements exist. Total advances from unrelated parties are $126,527 and $0 for the year ended December 31, 2003 and 2002, respectively.

NOTE F - CAPITAL STOCK

The Company is authorized to issue 10,000,000 shares of preferred stock with par value $.001 per share, 100,000,000 shares of Class A Common Stock with par value of $.001 per share, and 50,000,000 shares of Class B common stock with par value $.001 per share. On November 27, 2002, the Company effected a "one-for-one hundred" reverse stock split of its outstanding shares of Class A Common Stock. The authorized shares remain unchanged. All references in the financial statements and notes to financial statements, numbers of shares and share amounts have been retroactively restated to reflect the reverse split. As of December 31, 2003 and 2002, the Company has no preferred stock issued and outstanding. The Company has 26,962,530 and 278,180 shares of Class A Common Stock issued and outstanding at December 31, 2003 and 2002, respectively. The Company also has issued and outstanding 2,000,000 and 0 shares of Class B common stock at December 31, 2003 and 2002, respectively.

For the year ended December 31, 2002, the Company issued an aggregate of 69,560 shares of Class A Common Stock to consultants for services in the amount of $979,909. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. In March and April 2002, the Company issued a total of 1,325 shares of Class A Common Stock, or $99,375, to consultants for warrants exercised at an exercise price of $75 per share. The total numbers of Class A common shares outstanding at December 31, 2002 include 2,736 fractional shares in connection with the reverse stock split.

For the year ended December 31, 2003, the Company issued an aggregate of 15,999,431 shares of Class A Common Stock to consultants for services rendered in the amount of $9,689,371. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. The Company also issued an aggregate of 2,000,000 shares of Class A Common Stock and 2,000,000 shares of Class B common stock in exchange for $766,285 of previously incurred debt (see Note D). Additionally, the Company issued an aggregate of 1,773,919 shares of Class A Common Stock in exchange for $433,447 of proceeds, net of costs and fees. The Company issued an aggregate of 161,000 shares in exchange for $32,000 of prepaid rent. The Company issued to General Cosmetics Corporation an aggregate of 6,750,000 shares of Class A Common Stock in connection with the acquisition of $48,751 of equipment, $759,751 of intangible assets, and $3,724,125 of research and development costs (see Note C).

Share amounts presented in the balance sheets and statements of stockholders' equity reflect the actual share amounts outstanding for each period presented.

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE G - WARRANTS

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to the Company consultants. These warrants were granted in lieu of cash compensation for services performed to a non-employee, each warrant to purchase one share of the Company's Class A Common Stock.

                                 WARRANTS OUTSTANDING                                  WARRANTS EXERCISABLE

                                                WEIGHTED AVERAGE        WEIGHED                       WEIGHTED
                                NUMBER        REMAINING CONTRACTUAL     AVERAGE        NUMBER         AVERAGE
         EXERCISE PRICES     OUTSTANDING          LIFE (YEARS)       EXERCISE PRICE  EXERCISABLE   EXERCISE PRICE
-------------------------------------------------------------------------------------------------------------------
             $75.00             8,675                3.0               $ 75.00          8,675         $ 75.00
             $ 0.45           100,000                1.9               $  0.45        100,000         $  0.45
             $ 0.75           100,000                1.9               $  0.75        100,000         $  0.75
                              -------                                  -------        -------         -------
                              208,675                                  $  3.69        208,675         $  3.69
                              =======                                  =======        =======         =======


Transactions involving warrants issued to non-employees are summarized as follows:


                                                               WEIGHTED AVERAGE
                                           NUMBER OF SHARES     PRICE PER SHARE

     Outstanding at January 1, 2002                  -
        Granted                                 10,000          $    75.00
        Exercised                              (1,325)               75.00
        Canceled or expired                          -                   -
                                               -------              -------
     Outstanding at December 31, 2002            8,675               75.00
        Granted                                200,000                0.60
        Exercised                                    -                   -
        Canceled or expired                          -                   -
                                               -------              -------
     Outstanding at December 31, 2003          208,675              $  3.69
                                               =======              =======


The weighted-average fair value of warrants granted to employees during the years ended December 31, 2003 and 2002 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

                                                             2003      2002
                                                             ----      ----
       Significant assumptions (weighted-average):
           Risk-free interest rate at grant date             1.63%     1.67%
           Expected stock price volatility                     84%       26%
           Expected dividend payout                             -         -
           Expected warrant life-years (a)                      2         4

      (a) The expected warrant life is based on contractual expiration dates.

The amount of the expense charged to operations in connection with granting the warrants was $44,060 and $10,233 for the year ended December 31, 2003 and 2002, respectively.

NOTE H - INCOME TAXES

Statement of Financial Accounting Standards No. 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE H - INCOME TAXES (CONTINUED)

reverse. Temporary differences between income reported for financial reporting purposes and income tax purposes are insignificant.

For income tax reporting purposes, the Company's aggregate unused net operating losses approximate $19,137,000 which expires through 2023, subject to limitations of Section 382 of the Internal Revenue Code, as amended. The deferred tax asset related to the carryforward is approximately $6,590,000. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, because in the opinion of management based upon the earning history of the Company, it is more likely than not that the benefits will not be realized.

Components of deferred tax assets as of December 31, 2003 are as follows:

           Non current:
              Net operating loss carryforward            $  6,590,000
              Valuation allowance                          (6,590,000)
                                                         ------------
              Net deferred tax asset                     $        --
                                                         ============


NOTE I - LOSSES PER COMMON SHARE

The following table presents the computation of basic and diluted loss per share:

                                                                  2003                2002
                                                                  ----                ----
Net loss available for common shareholders                    $(13,988,500)       $ (1,719,673)
                                                              ============        ============
Basic and fully diluted loss per share                        $      (0.88)       $      (7.59)
                                                              ============        ============
Weighted average common shares outstanding, as adjusted         15,936,124             226,626
                                                              ============        ============


Net loss per share is based upon the weighted average of shares of common stock outstanding. In November 2002 a one (1) for one hundred (100) reverse stock split of the Company's common stock was effected (See Note F). Accordingly, all historical weighted average share and per share amounts have been restated to reflect the reverse stock split.

NOTE J - COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

The Company leases office spaces in Toronto and Vancouver, Canada for its corporate offices. Rental expenses charged to operation during the year ended December 31, 2003 and 2002 are $22,222 and $45,433, respectively. Commitments for minimum rental under non-cancelable leases for Toronto office at the December 31, 2003 is $15,047, which has been prepaid with Company Class A Common Stock (see Note F). Commitments for minimum rental under non-cancelable leases for Vancouver office at the December 31, 2003 is approximately $7,658.

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE J - COMMITMENTS AND CONTINGENCIES (CONTINUED)

         Consulting Agreements

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

         Litigation

The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

NOTE  K- MAJOR CUSTOMER

Revenue from the Company's largest customer approximated $ 100,420 or 96% of sales for the year ended December 31, 2003.

NOTE L - GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the years ended December 31, 2003 and 2002, the Company incurred losses of $13,988,500 and $1,719,673, respectively. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the strategic acquisition of businesses and continued business development, and additional equity investment in the Company. The accompanying consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

                               SWISS MEDICA, INC.
                            CONDENSED BALANCE SHEETS

                                                          (Unaudited)         (Audited)
                                                         MARCH 31, 2004    DECEMBER 31, 2003
                                                         --------------    -----------------
ASSETS:
Cash and cash equivalents                                $  2,243,970        $      1,471
Accounts receivable, net of allowance for doubtful
accounts of $18,673 and $18,364 at March 31, 2004
and December 31, 2003, respectively                           105,811             103,017
Inventories (Note C)                                           30,406               8,057
Prepaid expenses and deposits                                  61,431              86,310
                                                         ------------        ------------

Total current assets                                        2,441,618             198,855

Property and equipment: (Note B)
Property and equipment:                                        48,751              48,751
Less: accumulated depreciation                                  8,531               6,094
                                                         ------------        ------------
Total property and equipment                                   40,220              42,657

Other assets: (Note B)
Intangible assets, net of accumulated amortization
of $162,488 and $116,062 at March 31, 2004 and
December 31, 2003, respectively                               597,262             643,688
                                                         ------------        ------------

Total assets                                             $  3,079,100        $    885,200
                                                         ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Cash disbursed in excess of available funds              $         --        $      3,102
Accounts payable and accrued liabilities                      270,847             184,585
Other advances                                                  9,513             126,527
                                                         ------------        ------------
Total current liabilities                                     280,360             314,214


Commitments and contingencies                                      --                  --

Stockholders' equity:
Preferred stock, par value $.001 per share;
10,000,000 shares authorized; none issued at March
31, 2004 and December 31, 2003 (Note D)                            --                  --
Class A Common stock, par value $ .001 per share;
100,000,000 shares authorized; 52,061,225 and
26,962,530 shares issued at March 31, 2004 and
December 31, 2003, respectively (Note D)                       52,061              26,963
Class B Common stock, par value $.001 per share;
50,000,000 shares authorized; 2,000,000 shares
issued at March 31, 2004 and December 31, 2003,
respectively (Note D)                                           2,000               2,000

Additional paid-in capital                                 24,102,661          19,679,507

Accumulated deficit                                       (21,357,982)        (19,137,484)
                                                         ------------        ------------

Total stockholders' equity                                  2,798,740             570,986
                                                         ------------        ------------

Total liabilities and stockholders' equity               $  3,079,100        $    885,200
                                                         ============        ============

   See accompanying footnotes to the unaudited condensed financial information

                               SWISS MEDICA, INC.
                         CONDENSED STATEMENTS OF LOSSES
                                   (UNAUDITED)

                                                         For the three months ended March 31,
                                                              2004                2003
                                                          ------------        ------------
Revenue:
Sales, net                                                $      6,069        $         --
Cost of Sales                                                    1,222                  --
                                                          ------------        ------------
Gross Profit                                                     4,847                  --

Operating Expenses:
Selling, General and Administrative expenses                 2,176,482           1,559,215
Depreciation and Amortization (Note B)                          48,863                  --
                                                          ------------        ------------
Total Operating Expenses                                     2,225,345           1,559,215


Loss from Operations                                        (2,220,498)         (1,559,215)

Provision for Income Taxes                                          --                  --
                                                          ------------        ------------

Net Loss                                                  $ (2,220,498)       $ (1,559,215)
                                                          ============        ============

Loss per common share (basic and assuming dilution)       $      (0.07)       $      (0.74)
                                                          ============        ============

Weighted average common shares outstanding                  32,001,503           2,121,341

   See accompanying footnotes to the unaudited condensed financial information

                               SWISS MEDICA, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                                   For the three month ended March 31,
                                                                         2004                 2003
                                                                      -----------        -----------
Cash flows from operating activities:
Net loss                                                              $(2,220,498)       $(1,559,215)
Adjustments to reconcile net loss to net cash (used in)
operating activities:
Common stock issued in exchange for services rendered (Note D)          1,266,879          1,602,842
Common stock issued in exchange for expenses paid by
shareholders (Note D)                                                       7,374             20,000
Stock warrants issued to consultants in exchange for services
(Note E)                                                                  287,500                 --
Depreciation and amortization (Note B)                                     48,863                 --
Expenses prepaid in prior period                                           26,710
(Increase) decrease in accounts receivable                                 (2,795)                --
(Increase) decrease in inventories                                        (22,350)                --
(Increase) decrease in deposits and other assets                           (1,830)                --
Increase (decrease) in cash disbursed in excess of available
funds                                                                      (3,102)                26
Increase (decrease) in accounts payable and accrued liabilities            86,261            (63,751)
                                                                      -----------        -----------
Net cash (used in) operating activities                                  (526,988)               (98)


Cash flows from investing activities:                                          --                 --

Cash flows from financing activities:
Proceeds from sale of common stock, net of costs                        2,886,500                 --
Proceeds from (repayments to) third party advances                       (117,013)                --
                                                                      -----------        -----------
Net cash provided by investing activities                               2,769,487                 --

Net increase (decrease) in cash and cash equivalents                    2,242,499                (98)

Cash and cash equivalents at the beginning of the period                    1,471                 98
                                                                      -----------        -----------
Cash and cash equivalents at the end of the period                    $ 2,243,970        $        --
                                                                      ===========        =========

Supplemental Disclosures of Cash Flow Information:

Interest paid in cash                                                 $        --        $        --

Taxes paid in cash                                                             --                 --
Issuance of common stock in exchange for services                       1,266,879          1,602,842
Issuance of common stock in exchange for expenses paid by
shareholders                                                                7,374             20,000
Issuance of common stock in exchange for debts                                 --            766,796
Issuance of stock warrants in exchange for services                       287,500                 --
Expenses prepaid in prior period                                           26,710                 --

   See accompanying footnotes to the unaudited condensed financial information

                               SWISS MEDICA, INC.
                    NOTES TO CONDENSED FINANCIAL INFORMATION
                                 MARCH 31, 2004
                                   (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

GENERAL

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results from operations for the three-month period ended March 31, 2004 are not necessarily indicative of the results that may be expected for the year ended December 31, 2004. The unaudited financial statements should be read in conjunction with the December 31, 2003 financial statements and footnotes thereto included in the Company's SEC Form 10-KSB.

BUSINESS AND BASIS OF PRESENTATION

Swiss Medica, Inc., (the "Company") was reincorporated under the laws of the State of Delaware in September 2001. The Company is currently a Bioscience distribution Company.

RECLASSIFICATION

Certain reclassifications have been made to conform to prior periods' data to the current presentation. These reclassifications had no effect on reported losses.

STOCK BASED COMPENSATION

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2003 and for the subsequent periods. The Company has no stock based awards of compensation issued and outstanding as of March 31, 2004.

                               SWISS MEDICA, INC.
                    NOTES TO CONDENSED FINANCIAL INFORMATION
                                 MARCH 31, 2004
                                   (UNAUDITED)


NOTE B - ACQUISITION

On May 20, 2003 the Company acquired equipment, nine patented bioscience products and related intangible assets from General Cosmetics Corporation.

In consideration for the acquisition of the tangible and intangible assets, the Company issued a total of 6,750,000 shares of restricted common stock. The stock that was issued in this transaction was valued at 85 percent of its average closing price ten days prior to and after May 21, 2003. The cost of the tangible and intangible assets acquired is the fair value of the Company's common stock issued of $4,532,626.

In connection with the acquisition of the tangible and intangible assets, the Company acquired $3,724,125 of research and development assets which were charged to operations during the year ended December 31, 2003 and are included in the accompanying statement of losses as research and development expenditures.

PROPERTY AND EQUIPMENT

In connection with the acquisition of assets from General Cosmetics Corporation, the Company's acquired a total of $48,751 of property and equipment. Property and equipment at March 31, 2004 and December 31, 2003 consists of the following:


                                        MARCH 31, 2004      DECEMBER 31, 2003
                                        --------------      -----------------
  Office furniture and equipment         $  48,751              $  48,751
  Accumulated depreciation                 (8,531)                (6,094)
                                         ---------              ---------
                                         $  40,220              $  42,657
                                         =========              =========


Depreciation expense included as a charge to operations amounted to $2,437 and $0 for the period ended march 31, 2004 and 2003, respectively.

INTANGIBLE ASSETS

The cost to acquire the intangible assets has been preliminarily allocated to the assets acquired according to estimated fair values and is subject to adjustment when additional information concerning asset valuations is finalized.

The Company has adopted SFAS No. 142, Goodwill and Other Intangible Assets, whereby the Company periodically test its intangible assets for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets are tested for impairment, and write-downs are included in results from operations may be necessary.

                               SWISS MEDICA, INC.
                    NOTES TO CONDENSED FINANCIAL INFORMATION
                                 MARCH 31, 2004
                                   (UNAUDITED)


NOTE B - ACQUISITION (CONTINUED)

INTANGIBLE ASSETS (CONTINUED)

The intangible assets acquired are:

                                       GROSS                                                    WEIGHTED AVERAGE
                                     CARRYING                                                     AMORTIZATION
                                      AM  OUNT      ACCUMULATED                    RESIDUAL      PERIOD (YEARS)
                                                   AMORTIZATION                     VALUE
                                                                       NET
-----------------------------------------------------------------------------------------------------------------
Amortizable Intangible Assets:
Patents                            $  63,250         $(98,569)      $464,681        $    -                 5.0
Customer Mailing Lists                  30,000         (5,250)        24,750             -                 5.0
Trademarks                              45,000         (7,875)        37,125             -                 5.0
Non-compete agreements                 112,500        (49,219)        63,281             -                 2.0
Other                                    9,000         (1,575)         7,425             -                 5.0
                                     ---------      ---------      ---------        -----                  ---
Total                                $ 759,750      $(162,488)     $ 597,262        $    -                 4.6
                                     =========      =========      =========        =====                  ===


Total amortization expense charged to operations for the period ended March 31, 2004 and 2003 was $46,426 and $0, respectively.

Estimated amortization expense as of March 31, 2004 is as follows:

       2004                             $ 139,274
       2005                               150,544
       2006                               129,450
       2007                               129,450
       2008                                48,544
                                        ---------
       Total                            $ 597,262
                                        =========


NOTE C - INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Inventories primarily consist of cosmetic oils and packaging materials. Components of inventories as of March 31, 2004 and December 31, 2003 are as follows:

                                         MARCH 31, 2004       DECEMBER 31, 2003
                                         --------------       -----------------

         Raw Materials                     $  8,266                $ 2,893
         Finished Goods                      22,140                  5,164
                                           --------                -------
                                           $ 30,406                $ 8,057
                                           ========                =======


NOTE D - CAPITAL STOCK

The Company is authorized to issue 10,000,000 shares of preferred stock with par value $.001 per share, 100,000,000 shares of Class A common stock with par value of $.001 per share, and 50,000,000 shares of Class B common stock with par value $.001 per share. On November 27, 2002, the Company effected a "one-for-one hundred" reverse stock split of its outstanding shares of Class A common stock. The authorized shares remain unchanged. All references in the financial statements and notes to financial statements, numbers of shares and share amounts have been retroactively restated to reflect the reverse split. As of March 31, 2004 and December 31, 2003, the Company has no preferred stock issued and outstanding. The Company has 52,061,225 and 26,962,530 shares of Class A common stock issued and outstanding at March 31, 2004 and December 31, 2003, respectively. The Company also has issued and outstanding 2,000,000 shares of Class B common stock at March 31, 2004 and December 31, 2003.

                               SWISS MEDICA, INC.
                    NOTES TO CONDENSED FINANCIAL INFORMATION
                                 MARCH 31, 2004
                                   (UNAUDITED)


NOTE D - CAPITAL STOCK (CONTINUED)

For the three-month period ended March 31, 2004, the Company issued an aggregate of 5,566,825 shares of Class A common stock to attorneys and consultants for services rendered in the amount of $1,266,879. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. The Company also issued an aggregate of 19,490,000 shares of Class A common stock in exchange for $2,886,500 of proceeds, net of costs and fees. The Company issued an aggregate of 41,870 shares of Class A common stock in exchange for $7,374 of expenses paid by shareholders.

Share amounts presented in the balance sheets and statements of stockholders' equity reflect the actual share amounts outstanding for each period presented.

NOTE E - WARRANTS

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to the Company consultants. These warrants were granted in lieu of cash compensation for services performed to a non-employee, each warrant to purchase one share of the Company's Class A common stock.

                              WARRANTS OUTSTANDING                                 WARRANTS EXERCISABLE
                              --------------------                                 --------------------

                                            WEIGHTED AVERAGE       WEIGHTED                      WEIGHTED
                               NUMBER    REMAINING CONTRACTUAL     AVERAGE          NUMBER        AVERAGE
        EXERCISE PRICES     OUTSTANDING       LIFE (YEARS)      EXERCISE PRICE    EXERCISABLE   EXERCISE PRICE
--------------------------------------------------------------------------------------------------------------
             $75.00             8,675             2.6            $ 75.00              8,675         $ 75.00
             $ 0.45           100,000             1.7            $  0.45            100,000         $  0.45
             $ 0.75           100,000             1.7            $  0.75            100,000         $  0.75
             $ 0.40         7,906,250             3.0            $  0.40          7,906,250         $  0.40
             $ 0.30         7,906,250             3.0            $  0.30          7,906,250         $  0.30
             $ 0.25        13,571,250             1.1            $  0.25         13,571,250         $  0.25
             $ 0.16         1,562,500             3.0            $  0.16          1,562,500         $  0.16
                           31,154,925             2.2            $  0.32         31,154,925         $  0.32

Transactions involving warrants issued to non-employees are summarized as follows:

                                                                WEIGHTED AVERAGE
                                             NUMBER OF SHARES    PRICE PER SHARE
                                             ----------------    ---------------
       Outstanding at January 1, 2002                   -
          Granted                                  10,000          $   75.00
          Exercised                               (1,325)              75.00
          Canceled or expired                           -                  -
                                               ----------          ---------
       Outstanding at December 31, 2002             8,675              75.00
          Granted                                 200,000               0.60
          Exercised                                     -                  -
          Canceled or expired                           -                  -
                                               ----------          ---------
       Outstanding at December 31, 2003           208,675               3.69
          Granted                              30,946,250               0.30
          Exercised                                     -                  -
          Canceled or expired                           -                  -
                                               ----------          ---------
       Outstanding at March 31, 2 004          31,154,925          $    0.32
                                               ==========          =========

                               SWISS MEDICA, INC.
                    NOTES TO CONDENSED FINANCIAL INFORMATION
                                 MARCH 31, 2004
                                   (UNAUDITED)

NOTE E - WARRANTS (CONTINUED)

The weighted-average fair value of warrants granted to employees during the period ended March 31, 2004 and 2003 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

                                                           2004           2003
                                                           ----           ----
       Significant assumptions (weighted-average):
           Risk-free interest rate at grant date           2.25%          1.63%
           Expected stock price volatility                   33%            84%
           Expected dividend payout                            -              -
           Expected warrant life-years (a)                2 to 4         2 to 4

      (a)   The expected warrant life is based on contractual expiration dates.

The amount of the expense charged to operations in connection with granting the warrants was $287,500 and $0 for the period ended March 31, 2004 and 2003, respectively.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Pre-Effective Amendment No. 1 to the Registration Statement on Form SB-2 (333-115539) to be signed on its behalf by the undersigned, in the City of Toronto, Province of Ontario, Canada on May 18, 2004.


                                 SWISS MEDICA, INC.

                                 By: /S/ RAGHUNATH KILAMBI
                                 ------------------------------------------
                                 Raghunath Kilambi, Chief Executive Officer


      In accordance with the requirements of the Securities Act of 1933, this registration statement was been signed by the following persons in the capacities and on the dates stated:

                Name                                    Title                               Date

/s/ Raghunath Kilambi
-----------------------------------------  Chief Executive Officer, Chief Financial    May 18, 2004
Raghunath Kilambi                          Officer and Director


/s/ Gregory Nuttall                        Executive Vice President, Business          May 18, 2004
-----------------------------------------  Development and Strategy and Director
Gregory Nuttall